UNITED STATES
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STANLEY BLACK & DECKER, INC.

March 4, 2020

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. on April 17, 2020, at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions at the end of this document).

This document includes the Notice of Annual Meeting of Shareholders, a letter from the Chairman of our Board of Directors and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

In our 2019 letter to our shareholders, which is included in our Annual Report, we describe our vision and purpose, strategic initiatives and our financial performance. We are committed to providing our shareholders with long-term value, and we hope that you will find the letter informative. I would like to personally thank you for your continued investment in our Company.

We appreciate and encourage your participation. Whether or not you plan to attend the meeting, your vote is important to us and we hope that your shares will be represented. PLEASE REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET, OR RETURN A PROPERLY COMPLETED PROXY CARD, AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

James M. Loree
President and Chief Executive Officer

Letter to Shareholders from the Chairman of our Board

Dear Fellow Shareholder:

On behalf of Stanley Black & Decker’s Board of Directors, thank you for your continued investment in the Company. As the 2020 Annual Meeting approaches, I wanted to share some thoughts regarding the Board’s commitment to serving your interests through strong governance and independent oversight.

Active Oversight of Strategy and Risk

Our Board believes that it plays an essential role in shaping the Company’s short- and long-term strategy. We discuss that strategy as well as the Company’s progress in meeting its strategic goals in nearly every Board meeting and in executive session without management present. This interaction allows us to refine the strategy, challenge assumptions and offer alternative perspectives.

The Board engages annually in an extensive review of the Company’s strategic plans for the next three years, discussing the Company’s key priorities with senior management and high potential leaders. We believe that sustainable business practices lead to long-term success, and the Company integrates sustainability into its strategic plans. We have found that such initiatives make us even more successful in the marketplace.

The Board believes that risk oversight is one of its most critical responsibilities. Our Audit Committee works closely with our external auditors, financial management and legal counsel to oversee the Company’s financial, cybersecurity, product safety and compliance risks. The Compensation and Talent Development Committee reviews Stanley Black & Decker’s executive compensation to ensure that the Company is not promoting unduly risky behavior and is instead incentivizing ethical, accountable leadership that balances short-term results with long-term, sustainable growth. In addition, the Board engages regularly with our senior management regarding a range of human capital management issues, such as culture, talent development and succession planning.

Board Composition and Diversity

The Company operates in a dynamic environment with an ever-increasing pace of technological change and geopolitical challenges, and our directors need an evolving mix of skills, qualifications and experiences to provide effective oversight. The Board has a robust self-evaluation and board refreshment process designed to appraise the performance of our current directors and identify future needs.

We have regularly added new independent directors over the last four years, balancing their fresh perspectives with our more tenured directors’ deep knowledge of the Company. Most recently, in February 2020, we welcomed Irving Tan to the Board. Mr. Tan is Executive Vice President and Chief of Operations for Cisco Systems, Inc. Mr. Tan’s expertise in using technology to innovate and transform organizations will support Stanley Black & Decker’s aspiration to become known as one of the world’s most innovative companies. Jim Scholefield has decided not to stand for re-election at the 2020 Annual Meeting, and we thank him for his service to the Company and our shareholders.

The Board is committed to fostering diversity of thought and experience both in the boardroom and throughout the Company. Nine of the ten director nominees are independent, and the average tenure of our directors is 7.1 years. Our director nominees include two women and two ethnically diverse individuals. Seven of our director nominees have lived and worked around the world, providing the Company with insights and opinions that are highly relevant to our global business.

Corporate Governance

The Board understands its responsibility for good governance and strives to make governance changes that align with evolving best practices and, together with the Corporate Governance Committee, annually reviews the Corporate Governance Guidelines and other policies and practices to assess whether amendments are warranted. For example, in January 2020, we voted to amend the Company’s Bylaws to reduce the minimum aggregate stock ownership threshold for calling special meetings from 35% to 25%.

Ongoing Shareholder Engagement

We continue to believe in the importance of shareholder engagement and maintain a broad engagement process to gather year-round feedback and insight from our shareholders. During 2019, we reached out to shareholders representing approximately 53% of our shares outstanding and engaged on topics including board composition, strategy, risk management, sustainability and executive compensation. The Board is regularly informed of the feedback from this engagement, and it incorporates the valuable insights into its discussions and decision-making.

My fellow directors and I value your ongoing support of the Company and thank you for the confidence you have placed in us.

Sincerely,

George W. Buckley
Chairman

OUR 2019 HIGHLIGHTS

WHO WE ARE AND HOW WE OPERATE

Stanley Black & Decker, Inc., an S&P 500 company, was founded in 1843 by Frederick T. Stanley and incorporated in Connecticut in 1852. In March 2010, the Company completed a merger with The Black & Decker Corporation, a company founded by S. Duncan Black and Alonzo G. Decker and incorporated in Maryland in 1910. At that time, the Company changed its name from The Stanley Works to Stanley Black & Decker, Inc. The Company is a diversified global provider of hand tools, power tools and related accessories, engineered fastening systems and products, services and equipment for oil & gas and infrastructure applications, commercial electronic security and monitoring systems, healthcare solutions, and automatic doors. We are the worldwide leader in tools and storage. We work every day to create the tools that help build and maintain the world. We continue to execute a growth and acquisition strategy that involves industry, geographic and customer diversification to foster sustainable revenue, earnings and cash flow growth. We remain focused on delivering above-market organic growth with margin expansion by leveraging our proven and long-standing operating model which has continually evolved over the past 15 years as times have changed. In light of the rapidly moving dynamics throughout the world, including acceleration of technological change, geopolitical instability and the changing nature of work, this past year the Company decided to contemporize its existing Stanley Fulfillment System (“SFS”) 2.0 model for the 2020s and created the new Stanley Black & Decker Operating Model (“SBD Operating Model”). At the center of the new model is the concept of the interrelationship between people and technology, which intersect and interact with the other key elements: Performance Resiliency, Extreme Innovation, Operations Excellence and Extraordinary Customer Experience. Each of these elements co-exists synergistically with the others in a systems-based approach. We will leverage the SBD Operating Model to continue making strides towards achieving our vision of delivering top-quartile financial performance, becoming known as one of the world’s leading innovators and elevating our commitment to social responsibility.

Stanley Black & Decker Value Creation Model and Evolving Operating Model

World Class Brands
Attractive Growth Platforms
Scalable, Defensible Franchises
Differentiable Through Innovation
Strong, Innovation-Driven Businesses in Diverse, Global Markets
POWERED BY:
StanleyBlack&Decker
OPERATING MODEL
• Outsized, Capital-Efficient Organic Growth
• Attractive, Expandable Operating Margin Rate
• Outstanding Free Cash Flow Conversion
Long-Term Financial Objectives
• 4%–6% Organic Growth
• 10%–12% Total Revenue Growth
• 10%–12% EPS Growth** (Including Acquisitions)
• FCF ≥ Net Income
• 10+ Working Capital Turns
• CFROI in 12%–15% Range
**7%–9% excluding acquisitions | Excludes M&A related charges
Investor-Friendly Capital Allocation
~1/2
M&A
~1/2
Return Cash To Shareholders
World Class Branded Franchises With Sustainable Strategic Characteristics That Create Exceptional Shareholder Value

i

StanleyBlack&Decker
OPERATING MODEL
EXTREME INNOVATION
PERFORMANCE RESILIENCY
PEOPLE + TECHNOLOGY
EXTRAORDINARY CUSTOMER EXPERIENCE
OPERATIONS EXCELLENCE
WINNING IN THE 2020s

KEY BUSINESS PERFORMANCE HIGHLIGHTS

During 2019, we continued to make significant progress against our strategic priorities:

●	Total revenue was $14.4 billion, up 3% versus the prior year, with 3% organic growth.*
●	The Company achieved GAAP diluted EPS of $6.35 in 2019 compared to $3.99 in 2018. Both periods include acquisition-related and other charges. Excluding these amounts, adjusted diluted EPS was $8.40 in 2019 versus $8.15 in 2018 which represents an expansion of 3% versus prior year despite overcoming approximately $445 million in external headwinds.**

●	Working Capital Turns were 9.8, up 1.0 turn versus prior year.
●	Other key long-term performance highlights include:

●	3-year total revenue Compound Annual Growth Rate (“CAGR”) of ~8%
●	3-year adjusted diluted EPS CAGR of ~9%
●	3-year average organic growth* of +5%
●	143 years of consecutive dividend payments
●	Over the period of 2001 – 2019, ~52% of capital deployed into M&A activity and ~48% returned to shareholders through dividends and share repurchases.

*	Organic growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts.

**	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

POSITIVE FINANCIAL PERFORMANCE OVER THE LAST THREE YEARS

*	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

BOARD SKILLS AND QUALIFICATIONS

The Board is committed to diversity and inclusion on the Board and throughout the Company and its leadership. The Board memorialized this commitment in the Corporate Governance charter in 2018. Our Corporate Governance Committee gives serious consideration to the diverse characteristics of our board members and board nominees, and the pool from which we select board nominees, which characteristics may include gender, race, nationality, age, geographic origin and personal, educational and professional experience and skills.

CORPORATE GOVERNANCE HIGHLIGHTS

The Corporate Governance Committee and the Board of Directors review the Corporate Governance Guidelines for possible revision at least once each year, and otherwise consider whether the Company’s policies and procedures should be modified to reflect changes in governance best practices or regulatory updates. The Company’s governance policies include the following best practices:

●Annual election of directors
●Independent Board, other than our Chief Executive Officer
●Independent Chairman
●Shareholder-approved director fee cap
●Proactive adoption of proxy access, allowing eligible long-term shareholders holding 3% or more of our outstanding shares of common stock to include nominations for directors in the Company’s Proxy Statement
●Annual Board and committee self-assessments
●Meeting of independent directors in executive session at every board meeting
●Proactive adoption of a lower threshold for shareholders to call special meetings
●Policy against hedging or pledging of Company stock applicable to all directors and executive officers

●Recoupment (“clawback”) policy relating to unearned equity and cash incentive compensation of all executive officers
●No shareholder rights (“poison pill”) plan
●Robust stock ownership guidelines for directors and executive officers
●Mandatory director resignation for failure to receive majority vote in uncontested director elections under the Company’s Bylaws and the opt-in provisions of the Connecticut Business Corporation Act
●Annual shareholder ratification of independent auditors
●No excise tax gross-ups under change in control agreements with executive officers and no tax gross-ups on perquisites
●Double trigger vesting provisions upon change in control and involuntary termination in order for replacement awards to vest

SHAREHOLDER ENGAGEMENT EFFORTS

We place a high priority on regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally. During 2019, we reached out to shareholders representing approximately 53% of our shares outstanding to engage with us on a broad range of corporate governance matters including board composition and structure, risk management, sustainability, diversity and inclusion, innovation and strategy, as well as our executive compensation program.

The feedback we received from shareholders was evaluated by management and shared with the Board and the input we received has enabled us to better understand our shareholders’ priorities and evaluate and improve our governance practices. We continually incorporate shareholder feedback into the review of our governance practices, and we have clarified certain disclosures relating to our compensation program, among other matters, as a result of our engagement process. As reflected by the track record of our Say on Pay vote over the past three years, shareholders are generally supportive of our executive compensation programs. In addition, in early 2020, as a result of our extensive shareholder engagement, our Board proactively lowered the minimum aggregate stock ownership threshold for shareholders to call a special meeting from 35% to 25%. Over the past few years, the Board has made changes to our governance practices and policies as a result of our continued engagement and remains committed to maintaining an open dialogue with our shareholders and a robust engagement program.

2020 Proxy Summary

This summary highlights information regarding voting proposals contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	9:30 a.m., April 17, 2020

Place:	John F. Lundgren Center for Learning and Development
1000 Stanley Drive
New Britain, Connecticut 06053

Record Date:	February 14, 2020

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

●	Election of directors
●	Approve compensation of named executive officers on an advisory basis
●	Approve selection of Ernst & Young LLP as the registered independent public accounting firm for fiscal year 2020
●	To consider a shareholder proposal regarding action by written consent, if properly presented
●	Transact other business that may properly come before the meeting or any adjournment or postponement thereof

Voting Matters and Vote Recommendation

Proposal No.	Matter	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR EACH NOMINEE	1
2	Approve Compensation of Named Executive Officers on an Advisory Basis	FOR	63
3	Approve Ernst & Young LLP as the Registered Independent Public Accounting Firm for Fiscal Year 2020	FOR	64
4	To Consider a Shareholder Proposal Regarding Action by Written Consent, if Properly Presented	AGAINST	65

v

Board Nominees

The following table provides summary information about each director nominee (please see “Item 1—Election of Directors” for more information). Under the Company’s Bylaws, the Company has opted-in to provisions of the Connecticut Business Corporation Act that end a director’s term if the director receives more “against” than “for” votes in an uncontested election of directors. Without any resignation by the director or further action from the Board, the term for a director who receives more “against” than “for” votes will expire ninety (90) days after the voting results are determined. It is possible that the term of that director may end earlier, if the Board selects a qualified individual to fill the director’s seat. Each director nominee is currently serving as a director and attended at least 75% of all regularly scheduled and special meetings of the Board and the committees on which he or she served during the director nominee’s tenure, except Ms. Ayers, who missed one day of meetings due to medical reasons. The Finance and Pension Committee meets only three times per year, and missing one of the three meetings resulted in an average attendance of 72% of the meetings of the Board and of the committees on which she serves.

				Committee Memberships
Name	Age	Director Since	Occupation	Exec.	Audit	Corporate Governance	Finance & Pension	Comp. & Talent Dev.
Andrea J. Ayers	56	2014	Former President and Chief Executive Officer, Convergys Corporation					C
George W. Buckley, Chairman	73	2010	Retired Chairman, President and Chief Executive Officer, 3M Company	C
Patrick D. Campbell	67	2008	Retired Senior Vice President and Chief Financial Officer, 3M Company		C
Carlos M. Cardoso	62	2007	Principal of CMPC Advisors LLC			C
Robert B. Coutts	70	2007	Retired Executive Vice President, Electronic Systems, Lockheed Martin Corporation
Debra A. Crew	49	2013	Former President and Chief Executive Officer, Reynolds American Inc.
Michael D. Hankin	62	2016	President and Chief Executive Officer, Brown Advisory Incorporated				C
James M. Loree	61	2016	President and Chief Executive Officer, Stanley Black & Decker, Inc.
Dmitri L. Stockton	56	2018	Retired Chairman, President & Chief Executive Officer, GE Asset Management
Irving Tan	50	2020	Executive Vice President and Chief of Operations, Cisco

Committee composition is as of the date of this Proxy Statement. Committee memberships are indicated in yellow, with Committee Chairs indicated by a C. All directors, other than Mr. Loree, are independent.

Executive Compensation Advisory Vote

The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement for the reasons discussed in this Proxy Statement, including our commitment to our pay for performance philosophy:

●

We follow a pay for performance philosophy, pursuant to which our employees are incentivized to achieve or exceed objective financial goals established for the Company and deliver superior returns to our shareholders.

●	Our 2019 compensation program reflects this philosophy, as weighted payouts across all performance measures of 62.5% – 112.1% of target under the Company’s 2019 Management Incentive Compensation program reflect the Company’s strong operational performance during 2019.

●	Our long-term performance targets are challenging, as evidenced by the fact that, over the last five years, none of our long-term incentive programs have paid out at maximum.

●	Our pay for performance alignment is strong, with pay opportunity targeted at the market median and realizable pay over the most recently available three-year period for our Chief Executive Officer showing strong alignment with our Total Shareholder Return (“TSR”) performance.

●

In each of the last three years, we received strong shareholder support for our named executive officer compensation (94.1% of votes cast in 2019, 92.9% of votes cast in 2018, and 92.8% of votes cast in 2017).

●

Our compensation programs follow executive compensation best practices, including: no tax gross-ups in severance arrangements and change in control agreements, no tax gross-ups on perquisites, double trigger vesting provisions upon a change in control and involuntary termination in order for replacement awards to vest, a comprehensive recoupment (“clawback”) policy relating to unearned equity, cash incentive compensation of all executive officers, robust stock ownership guidelines for directors and executive officers and a policy against hedging or pledging of Company stock.

Please see “Item 2—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.

Auditors

The Board recommends that the shareholders approve the selection of Ernst & Young LLP as our registered independent public accounting firm for fiscal year 2020. Please see “Item 3—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided in 2018 and 2019.

Shareholder Proposal Regarding Action by Written Consent

The Board recommends shareholders vote against the proposal regarding action by written consent, if properly presented. Please see “Item 4—Right to Act by Written Consent” for more information.

2021 Annual Meeting

●	Shareholder proposals submitted for inclusion in our 2021 Proxy Statement pursuant to Rule 14a-8 of the Exchange Act of 1934, as amended (the “Exchange Act”) must be received by us no later than November 4, 2020.

●

Notice of shareholder proposals for the 2021 Annual Meeting of Shareholders, submitted other than pursuant to Rule 14a-8, and other than with respect to director nominees through proxy access, must be delivered to us no earlier than November 4, 2020, and no later than December 4, 2020.

●

Notice with respect to director nominees submitted through proxy access for the 2021 Annual Meeting will not be timely if received at the Company’s principal executive offices before October 5, 2020, or after November 4, 2020.

Please see “Shareholder Proposals for the 2021 Annual Meeting” for more information.

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 4, 2020

To the Shareholders:

The Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (the “Annual Meeting”) will be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 17, 2020, at 9:30 a.m. for the following purposes:

(1)	To elect the Board of Directors of Stanley Black & Decker, Inc.;

(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(3)	To approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2020 fiscal year;

(4)	To consider a shareholder proposal regarding action by written consent, if properly presented; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 14, 2020, are entitled to vote at the meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 17, 2020: This Proxy Statement, together with the Form of Proxy and our Annual Report, are available free of charge at http://www.edocumentview.com/SWK.

Janet M. Link Secretary

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

PROXY STATEMENT FOR THE APRIL 17, 2020 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company”), a Connecticut corporation, to be voted at the 2020 Annual Meeting, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice. No business may be transacted at the Annual Meeting other than the business specified in the Notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has given notice to the Company’s Secretary that was received after November 7, 2019, and no later than December 7, 2019. The Company has received one shareholder proposal during this period that will be voted upon if properly presented at the Annual Meeting. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed to shareholders on or about March 4, 2020.

ITEM 1—ELECTION OF DIRECTORS

At the 2020 Annual Meeting, the shareholders will be asked to elect all of the nominees set forth below to the Board of Directors, and each nominee has consented to be named as such in this Proxy Statement. Each director, if elected, has consented to serve until the 2021 Annual Meeting and until the particular director’s successor has been elected and qualified.

The Board of Directors recommends a vote FOR the nominees. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee.

Information Concerning Nominees for Election as Directors

ANDREA J. AYERS, former President and Chief Executive Officer of Convergys Corporation, has been a director of the Company since December 2014.

Ms. Ayers served as President and Chief Executive Officer of Convergys Corporation from November 2012 through October 2018, and a director of Convergys from October 2012 through October 2018. From 2008 to 2012, Ms. Ayers served as President of Convergys Customer Management Group Inc., and from 2010 to 2012, Ms. Ayers also served as Chief Operating Officer of Convergys Customer Management Group Inc. Ms. Ayers is currently a director of Endurance International Group Holdings, Inc.

Ms. Ayers is 56 years old and is Chair of the Compensation and Talent Development Committee and a member of the Finance and Pension Committee and the Executive Committee.

Ms. Ayers had a significant role in the transformation of Convergys from a company with three business lines to a customer management solutions company with approximately 125,000 employees worldwide. She has expertise in multi-channel customer experience, customer management analytics and technology. Ms. Ayers’ experience and expertise provide a valuable resource to the Board and management.

GEORGE W. BUCKLEY, retired Chairman, President and Chief Executive Officer of 3M Company, was elected Chairman of the Board effective January 1, 2017, and has been a director of the Company since March 2010. Mr. Buckley also served on the Board of The Black & Decker Corporation from 2006 until 2010. From April 2015 through December 2016, he served as Lead Independent Director of the Board.

Mr. Buckley served as Chairman, President and Chief Executive Officer of 3M Company from December 2005 until May 2012. From 1993 to 1997, Mr. Buckley served as the Chief Technology Officer for the Motors, Drives, and Appliance Component Division of Emerson Electric Company. Later, he served as President of its U.S. Electric Motors Division. In 1997, he joined the Brunswick Corporation as a Vice President, became Senior Vice President in 1999, and became Executive Vice President in 2000. Mr. Buckley was elected President and Chief Operating Officer of Brunswick in April 2000 and Chairman and Chief Executive Officer in June 2000. As noted above, he was elected Chairman, President and Chief Executive Officer of 3M Company in December 2005. Mr. Buckley serves as Chairman of Smiths Group plc, and a director of Hitachi Ltd. Within the last five years, Mr. Buckley has served on the board of PepsiCo, Inc.

Mr. Buckley is 73 years old and is our Chairman of the Board. He also serves as Chair of the Executive Committee and is a member of the Audit Committee and the Compensation and Talent Development Committee.

As the former Chairman, President and Chief Executive Officer of 3M Company, Mr. Buckley provides the Board with the expertise and knowledge of managing a large, multi-national corporation. This knowledge, combined with his prior experience as the Chief Executive Officer of Brunswick Corporation and his expertise related to technology-driven manufacturing, provides a valuable resource to the Board and management.

PATRICK D. CAMPBELL, retired Senior Vice President and Chief Financial Officer of 3M Company, has been a director of the Company since October 2008.

Mr. Campbell served as Senior Vice President and Chief Financial Officer of 3M Company from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation where he served in various finance-related positions during his 25-year career with that company. Mr. Campbell is currently Chairman of the Board of Directors of Newell Brands Inc., a director of SPX Flow, Inc. and of Herc Holdings, Inc.; within the past five years, he has served as a director of SPX Corporation.

Mr. Campbell is 67 years old and is Chair of the Audit Committee, as well as a member of the Compensation and Talent Development Committee and the Executive Committee.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. Before he joined 3M Company, Mr. Campbell worked at General Motors in various capacities, including the role of Chief Financial Officer and Vice President of General Motors International Operations, based in Switzerland, for five years. This experience gives Mr. Campbell a perspective that he is able to use to help the Board understand the issues management confronts on a daily basis and to serve as a valuable resource for the Board and management.

CARLOS M. CARDOSO, Principal of CMPC Advisors LLC, has been a director of the Company since October 2007.

Mr. Cardoso joined CMPC Advisors LLC in January 2015. Prior to that, he served as Chairman of Kennametal, Inc. from January 2008 until December 2014 and as President and Chief Executive Officer of Kennametal from January 2006 until December 2014. Mr. Cardoso joined Kennametal in 2003 and served as Vice President, Metalworking Solutions and Services Group and then as Executive Vice President and Chief Operating Officer before he became President and Chief Executive Officer. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003. Mr. Cardoso is currently Chairman of the Board of Directors for Garrett Motion Inc., and also serves as a director of Hubbell Incorporated.

Mr. Cardoso is 62 years old and is Chair of the Corporate Governance Committee and a member of the Finance and Pension Committee and the Executive Committee.

As Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., Mr. Cardoso faced the challenge of managing a complex company on a daily basis. This experience, combined with the skills Mr. Cardoso acquired in his leadership roles at Kennametal, Inc. and Flowserve Corporation, make him a valuable resource for the Board and management.

ROBERT B. COUTTS, retired Executive Vice President, Electronic Systems of Lockheed Martin Corporation, has been a director of the Company since July 2007.

Mr. Coutts served as an Executive Vice President of Lockheed Martin Corporation from 1999 through 2008, first as Executive Vice President, Systems Integration from 1999 to 2003, and then as Executive Vice President, Electronic Systems from 2003 to 2008. While at Lockheed Martin, Mr. Coutts also served as Chairman of Sandia National Laboratories. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company. In addition, he is a director of Hovnanian Enterprises, Inc., and of Siemens Government Technologies, Inc. Within the past five years, Mr. Coutts has served on the board of Pall Corporation.

Mr. Coutts is 70 years old and is a member of the Compensation and Talent Development Committee and the Corporate Governance Committee.

Mr. Coutts’ long experience in senior management of Lockheed Martin and General Electric Company has led him to develop expertise in manufacturing, program management, supply chain management, technology and government contracting that is of value to the Board as the Company continues to improve its global manufacturing operations and sourcing. He also has cyber technology experience through many of the contracts he managed for and with the United States Government, which makes him a valuable resource for the Board and management.

DEBRA A. CREW, former President and Chief Executive Officer, Reynolds American Inc., has been a director of the Company since December 2013.

Ms. Crew served as President and Chief Executive Officer of Reynolds American Inc. from January 2017 to December 2017. Prior to that, she served as President and Chief Commercial Officer of R. J. Reynolds Tobacco Co. from October 2014 to October 2015 and as President and Chief Operating Officer of the company effective October 2015 to December 2016. Before joining R.J. Reynolds Tobacco, Ms. Crew served as President and General Manager, PepsiCo North America Nutrition from August 2014 to September 2014, as President, PepsiCo Americas Beverages from August 2012 through August 2014 and as President, Western European Region of PepsiCo Europe from April 2010 through August 2012. Prior to her tenure with PepsiCo, Ms. Crew held positions of increasing responsibility at Kraft Foods, Nestlé S.A. and Mars, Inc. from 1997 to 2010. From 1993 to 1997, Ms. Crew served as a captain in the United States Army, in military intelligence. Ms. Crew served as a director of Reynolds American from January 2017 until July 2017, when Reynolds American became an indirect, wholly-owned subsidiary of British American Tobacco p.l.c. Ms. Crew also serves as a director of Mondelez International, Inc., Newell Brands Inc., and Diageo plc.

Ms. Crew is 49 years old and is a member of the Corporate Governance Committee and the Finance and Pension Committee.

Ms. Crew brings to the Board an impressive record of success with leading global consumer products companies as well as a broad range of experience in marketing, operations and strategy. Ms. Crew’s global perspective, combined with proven commercial capabilities and exposure to world-class innovation planning processes, make her a valuable resource for the Board and management.

MICHAEL D. HANKIN, President and Chief Executive Officer, Brown Advisory Incorporated, has been a director of the Company since April 2016.

Mr. Hankin has served as Chief Executive Officer of Brown Advisory Incorporated since 1998, when the firm was acquired from Alex Brown Incorporated by a group of employees. From 1993 to 1998, Mr. Hankin served as Executive Vice President and Chief Operating Officer of Alex Brown Investment Advisory & Trust Company, a subsidiary of Alex Brown Incorporated, where he helped create the business that became Brown Advisory. Prior to that, Mr. Hankin was a partner at Piper & Marbury (now DLA Piper) where he specialized in business and tax law. Mr. Hankin is a director of Brown Advisory Incorporated and its affiliated companies, including Brown Advisory Funds.

During Mr. Hankin’s tenure as Chief Executive Officer of Brown Advisory Incorporated, the firm has grown from a company with approximately $1.5 billion in client assets to a company with over $84 billion in client assets and has expanded its operations throughout the United States and in the U.K., Europe, South America and Asia.

Mr. Hankin is 62 years old and is Chair of the Finance and Pension Committee, and a member of the Audit Committee and the Executive Committee.

Mr. Hankin’s experience building and running a successful, complex and diverse global financial company, his familiarity with financial and investment planning and analysis, his understanding of capital structure and valuation issues, and his experience with cybersecurity make him a valuable resource for the Board and management.

JAMES M. LOREE, President and Chief Executive Officer of the Company, has been a director of the Company since July 2016.

Mr. Loree joined the Company in July 1999 as Vice President, Finance and Chief Financial Officer. He was named Executive Vice President and Chief Financial Officer in September 2002, Executive Vice President and Chief Operating Officer in January 2009, President and Chief Operating Officer in January 2013, and President and Chief Executive Officer of the Company in July 2016. Before he joined the Company, Mr. Loree held positions of increasing responsibility in financial and operating management in industrial businesses, corporate and financial services at General Electric from 1980 to 1999. Mr. Loree served on the board of Harsco Corporation from 2010 to 2016 and as Chair of Harsco’s Audit Committee for three years during that period. Mr. Loree currently serves on the board of Whirlpool Corporation.

Mr. Loree is 61 years old and is a member of the Executive Committee.

As the Chief Executive Officer of the Company, Mr. Loree provides the Board with knowledge of the daily workings of the Company and also with the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company. Mr. Loree’s service on the Board and as Chief Executive Officer of the Company provides seamless continuity of leadership for the Board and management.

DMITRI L. STOCKTON, former Chairman, President & Chief Executive Officer of GE Asset Management, has been a director of the Company since July 2018.

Mr. Stockton was previously with GE Asset Management, a global asset management firm with nearly $120 billion in assets under management focused on private equity, real estate, fixed income, active equities and hedge fund investing. He retired from GE after the successful sale of GE Asset Management to State Street.

Mr. Stockton spent a total of 30 years with GE and was one of approximately 20 Corporate Senior Vice Presidents that served on the Company’s Corporate Executive Council. During his tenure, he lived and worked abroad for a decade of his career in three different countries. He led businesses across 26 global markets with approximately 40,000 employees in his final assignment internationally.

Mr. Stockton currently serves as a director on the boards of Deere & Company, Ryder Systems Inc., and Target Corporation.

Mr. Stockton is 56 years old and is a member of the Audit Committee and the Corporate Governance Committee.

Mr. Stockton’s global experience, his familiarity with financial planning and analysis, real estate and investment strategy, as well as his understanding of capital structures, make him a valuable resource for the Board and management.

IRVING TAN, Executive Vice President and Chief of Operations of Cisco Systems Inc., has been a director of the Company since February 2020.

Mr. Tan is responsible for the development and implementation of Cisco’s operating strategy, targeting growth through productivity improvements and innovation across all core business functions, including sales, engineering, supply chain, and services. Mr. Tan also leads Cisco’s transformation into an end-to-end digital company.

Mr. Tan has worked for Cisco since 2009. He was promoted to the role of Chief of Operations in January 2018. Prior to his current role, Mr. Tan held positions of increasing responsibility, including serving as the leader of Cisco Asia Pacific and Japan (APJ), leader of Cisco ASEAN, leader of Cisco Singapore and Brunei, and senior manager in both Enterprise Sales Operations and Managed Services. Before joining Cisco, Mr. Tan was a principal at A.T. Kearney, a management consultancy specializing in mergers and acquisitions and merger integration in IT and communications. He also worked at Hewlett-Packard as business-unit leader for the APJ Communications and Media Solutions Group.

Mr. Tan is 50 years old and is a member of the Audit Committee and Corporate Governance Committee.

The Company is focused on accelerating its innovation efforts to enhance its track record of delivering top-quartile financial performance. Mr. Tan’s expertise in digitization and innovation is of tremendous value to supporting this strategy. Mr. Tan’s global perspective and deep knowledge of Asian markets and his expertise in operating strategy is a valuable resource to the Board and management.

Board of Directors

Nomination Process. All candidates for Board membership are evaluated by the Corporate Governance Committee. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, the diversity of the then-current Board and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its shareholders. The Corporate Governance Committee may also consider recommendations from third-party search firms, whose function is to assist in identifying qualified candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Corporate Governance Committee considers a potential nominee or director’s:

●	integrity and demonstrated high ethical standards;

●	experience with business administration processes and principles and risk management;

●	ability to express opinions, raise difficult questions, and make informed, independent judgments;

●	knowledge, experience, and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, product development, manufacturing, technology, digitization and cybersecurity, global operations, real estate or corporate strategy, among others);

●	ability to devote sufficient time to prepare for and attend Board meetings;

●	willingness and ability to work with other members of the Board in an open and constructive manner;

●	ability to communicate clearly and persuasively; and

●	diversity with respect to other characteristics, which may include, gender, age, ethnicity, race, nationality, skills and experience.

Shareholder Nomination Process. Shareholders who wish to submit names to be considered by the Corporate Governance Committee for nomination for election to the Board of Directors may do so by contacting us through the Corporate Secretary, Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, CT 06053 and should submit the following information:

(i)	the name and record address of the shareholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,

(ii)	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder or such other person,

(iii)	a description of all arrangements or understandings between such shareholder and any such other person or persons or any nominee or nominees in connection with the nomination by such shareholder,

(iv)	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the Proxy Statement for the Annual Meeting as a nominee and to serve as a director of the Company if so elected,

(v)	a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to make such nomination,

(vi)	a duly executed representation that, if elected as a director of the Company, the proposed nominee shall comply with the Company’s Code of Business Ethics and Board of Directors’ Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Company policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, and

(vii)	a completed and duly executed written questionnaire with respect to the background of the nominating shareholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request).

Shareholders wishing to nominate a director should follow the specific procedures set forth in Article II, Section 3 of the Company’s Bylaws.

Proxy Access. The Company’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding common stock of the Company continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 6, of the Company’s Bylaws. Under that Section, the required notice must be received at the Company’s principal executive offices, subject to certain exceptions, at least 120 days but no more than 150 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting.

Qualifications of Directors and Nominees. The Board is committed to maintaining a diverse and well-rounded membership, complete with qualifications, skills and experience that support not only the Company’s business needs, but that also provide a fresh, holistic approach to the Company’s business model as a whole. Over the years, the Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board continues to focus its efforts on identifying candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members.

The Board is committed to diversity and inclusion at the Board level and throughout the Company and its leadership. The charter of the Corporate Governance Committee confirms the Board’s commitment to the consideration of diversity in the process of identifying director candidates. Specifically, the charter provides that members of the Corporate Governance Committee will take reasonable steps to include diverse candidates with respect to gender, ethnicity, race, nationality, age, skills and experience in the context of the needs of the Board in the pool of potential candidates under consideration.

The Corporate Governance Committee and the Board carefully considered the qualifications, skills and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background and experience that are represented on our Board:

Skills and Experience
Active Executive experience provides current insight into the best practices and challenges of leading a complex organization.							X	X		X
CEO experience provides insight into leading a complex organization like ours with transparency and integrity.	X	X		X		X	X	X	X
Public Company/Corporate Governance furthers our goals of transparency, protection of shareholder interests and implementation of best practices in corporate governance.	X	X	X	X	X	X	X	X	X	X
Corporate Social Responsibility experience is important in managing risk and furthering long-term value creation for shareholders by operating in a sustainable and responsible manner.	X	X					X	X
Digital experience is relevant to understanding and evaluating the Company’s efforts in areas such as e-commerce and data and analytics.	X				X			X		X
Finance/Capital Allocation experience enables effective monitoring of the Company’s financial reporting and control environment, assessment of its financial performance, oversight of mergers and acquisitions, and ensuring appropriate shareholder return.	X	X	X	X			X	X	X	X
Legal/Regulatory/Government Affairs experience enhances understanding of legal matters and public policy issues.						X	X
Human Capital experience is relevant to effective review of our efforts to recruit, retain and develop top talent.	X	X	X	X	X	X	X	X	X
Product Development experience provides insight into ideation, research and development, and commercialization of products and services.		X		X	X	X		X
Manufacturing/Logistics/Supply Chain experience enhances the Board’s ability to oversee cost-effective, technology-driven manufacturing and logistics processes.		X		X	X	X		X		X
Global Operations experience facilitates assessment of the Company’s complex, international operations.	X	X	X	X	X	X	X	X	X	X
M&A and Corporate Strategy experience provides insight into assessing M&A opportunities for a strategic fit, strong value creation potential and clear execution capacity.	X	X	X	X	X	X	X	X	X	X
Risk Management experience is important to the identification and mitigation of significant risks.	X	X	X	X		X	X	X	X
Innovation/Technology/Cybersecurity experience enhances the Board’s ability to appraise our progress in executing the strategy of becoming known as one of the world’s leading innovators.	X	X	X	X	X	X	X	X		X
Sales/Marketing/Brand Management experience provides insights into the sales and marketing process and increasing the perceived value of our brands in the marketplace.				X		X		X		X

Director Tenure and Age and Board Refreshment. The tenure of our Board members ranges from less than a year to more than 10 years, and the Board believes maintaining varying lengths of service provides a balance between new ideas and long-standing Company knowledge and valuable insight. Our Board members reflect a wide age range, providing a range of experience and expertise. See more information below:*

*	Data includes years of service on the Board of The Black & Decker Corporation for George W. Buckley. Data does not include James H. Scholefield.

Corporate Governance

Board Leadership Structure. Effective January 1, 2017, the Company eliminated the position of Lead Independent Director and appointed George W. Buckley, a non-management director, as Chairman. Under the terms of the Company’s Bylaws and Corporate Governance Guidelines, the Chairman presides at all meetings of the Board at which he is present and, jointly with the Chief Executive Officer, establishes a schedule of agenda subjects to be discussed during the year at the beginning of each year and the agenda for each Board meeting. If the Chairman is not present, the directors present will designate a person to preside.

Stock Ownership Policy for Non-Employee Directors and Executive Officers. The Company’s Bylaws require directors to be shareholders. The Board maintains a Stock Ownership Policy for Non-Employee Directors, a copy of which can be found on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance Highlights” subheading). Pursuant to that policy, non-employee directors are required to acquire shares having a value equal to 500% of the annual cash retainer within five years of becoming a director and are expected to maintain such ownership level during their tenure in accordance with the policy. Directors are expected to defer their fees in the form of Company common stock until they have met this requirement and may opt to continue to defer their fees even after they have acquired the minimum share value. For more information about the stock ownership policy for executive officers, please see the “Executive Officer Stock Ownership Policy” section of this Proxy Statement beginning on page 38.

Meetings. The Board of Directors met 8 times during 2019. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Executive	0
Audit	4
Corporate Governance	4
Finance and Pension	3
Compensation and Talent Development	4

The members of the Board serve on the committees described in their biographical material on pages 2-6 (see also the summary chart on page vi). In 2019, no incumbent director attended fewer than 75% of the aggregate of the total number of board of director meetings and committees on which the incumbent director served, except for Ms. Ayers, who missed one day of meetings due to medical reasons. The Finance and Pension Committee meets only three times per year, and missing one of the three meetings resulted in an average attendance of 72% of the meetings of the Board and of the committees on which she serves. Although the Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings, all of the members nominated for election for the 2019-2020 year attended the 2019 Annual Meeting.

Director Independence. The Board of Directors has adopted Director Independence Guidelines which are available free of charge on the “Corporate Governance” section of the Company’s website (which appears under the “Investors” heading and the “Governance Highlights” subheading) at www.stanleyblackanddecker.com. The Board of Directors has made the determination that all Director nominees standing for election, except Mr. Loree, are independent according to the Director Independence Standards, the applicable rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance, Compensation and Talent Development and Finance and Pension Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker. com (which appears under the “Investors” heading and the “Governance Highlights” subheading) or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any committee charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

Our Board administers its strategic planning and risk oversight function as a whole and through its Board committees. The following describes the role of our Board committees:

Executive Committee
Exercises the delegated powers of the Board of Directors during intervals between meetings of the Board; however, does not have the power to declare dividends or to take actions reserved by law to the Board of Directors.

Audit Committee
Has sole authority to appoint or replace the Company’s independent auditing firm and is directly responsible for the compensation, terms of engagement, oversight and evaluation of the work of the Company’s independent auditing firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee also:

●reviews the scope of the audit with the independent auditors and the internal auditing department,

●approves in advance audit and non-audit services,

●reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies,

●considers regular rotation of the Company’s independent auditing firm and ensures regular rotation of the lead partner in accordance with SEC rules requiring replacement at least once every five years,

●meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Audit Committee,

●reviews related party transactions, and

●oversees the Company’s compliance and risk oversight function.

The Board of Directors has determined that Patrick D. Campbell, Michael D. Hankin and Dmitri L. Stockton all meet the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards.

Ernst & Young LLP (“Ernst & Young”) is the Company’s independent auditing firm. The Audit Committee reviewed its relationship with Ernst & Young, considered Ernst & Young’s independence, including whether there exist any potential conflicts of interest, and determined that the continued engagement of Ernst & Young did not raise any conflict of interest or other concerns that would adversely impact Ernst & Young’s independence.

Corporate Governance Committee
Considers candidates and makes recommendations to the Board of Directors as to Board membership as well as:

●seeks individuals qualified to become Board members, including through evaluating input from shareholders and third-party search firms if retained and engaged, concerning potential candidates,

●recommends directors for renomination to the Board, Board committee membership and committee chairs, and recommends director compensation,

●leads the review and assessment of and recommends any changes to the Company’s Corporate Governance Guidelines,

●oversees the annual evaluation of Board performance,

●reviews shareholder proposals and makes recommendations to the Board,

●reviews the Company’s policies, objectives and practices with respect to environmental management, sustainability and corporate social responsibility, and

●approves policy guidelines on charitable contributions.

The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.”

Compensation and Talent Development Committee ("Compensation Committee")
Has overall responsibility for the Company’s compensation strategy, plans, policies and programs, including:

●conducting, with the assistance of its independent compensation consultant and other advisors, on-going evaluations of existing executive compensation programs,

●evaluating and making recommendations to the Board regarding compensation plans, policies and programs of the Company as they affect the CEO and the senior executives,

●reviewing the operation and structure of the Company’s compensation programs,

●administering the Company’s executive compensation plans, and

●overseeing the Company’s talent development strategy and succession planning.

No management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The procedures and processes followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described on page 21 under the heading “Compensation Discussion & Analysis.”

The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as an independent compensation consultant to advise the Compensation Committee. A representative of Pay Governance was present at all of the meetings of the Compensation Committee in 2019. The Compensation Committee reviewed its relationship with Pay Governance, considered Pay Governance’s independence, including whether there exist any potential conflicts of interest, and determined that the engagement of Pay Governance did not raise any conflict of interest or other concerns that would adversely impact Pay Governance’s independence. In reaching this conclusion the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards regarding compensation advisor conflicts of interest and independence. The Compensation Committee has sole authority to retain or terminate Pay Governance as its independent compensation consultant and to approve its fees and other terms of engagement.

Finance and Pension Committee
Advises in major areas concerning the finances of the Company, including:

●reviewing the financial condition of the Company,

●reviewing management’s administration of retirement plans and approving amendments to retirement plans and related trusts,

●analyzing and advising on fundamental corporate changes in capital structure,

●advising and assisting in matters such as short-term investments, credit liabilities, interest rate hedges, swaps and other similar transactions, and

●reviewing the Company’s enterprise risk management process.

Executive Sessions and Communications with the Board. Pursuant to the Corporate Governance Guidelines, the non-employee directors meet in executive session at the end of each Board meeting. The Chairman presides over these meetings. Shareholders or others wishing to communicate with the Chairman, the Board generally, or any specific member of the Board of Directors may do so by mail addressed to Stanley Black & Decker, Inc., c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

Code of Business Ethics. The Company has adopted a Code of Business Ethics applicable to all of its directors, officers and employees worldwide and a Code of Ethics for the Chief Executive Officer and senior financial officers. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading). This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to the Company’s website. The information on the Company’s website is not, and is not intended to be, part of this proxy statement and is not incorporated into this Proxy Statement by reference. Copies are also available upon written request addressed to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Talent Development and Succession Planning. Pursuant to its charter, the Compensation Committee provides strategic oversight of talent strategy and direction to ensure the Company seeks, develops and retains the right talent for the Company’s needs. The Compensation Committee works with senior management on developing and cultivating succession planning. In addition, the full Board is responsible for succession planning, including nominating and evaluating senior management successors. The CEO is also involved in the succession planning process, including through making recommendations and reviewing development plans of individuals.

Board and Committee Self-Evaluation. Each year, each Committee and the Board undertake a rigorous self-evaluation process. The Corporate Governance Committee receives comments from all directors and annually reports to the Board with an assessment of the Board’s performance. Based on the feedback received in the evaluation process, the Board develops areas of focus in which the Board or management believes is appropriate for improvement. Each committee undertakes its own self-evaluation process, which is reported to the Board.

Director Continuing Education. Pursuant to the Corporate Governance Guidelines, the Company regularly provides directors with continuing education on a variety of topics by outside speakers and management. In 2019, subjects covered with Board members included, among other topics, current trends in corporate governance, cybersecurity, geopolitics, technology and social responsibility. In addition, the Company provides all directors with a subscription to Agenda, a weekly corporate publication that focuses on governance issues of interest to directors of public companies. The Corporate Governance Committee encourages directors to periodically attend outside workshops and seminars regarding corporate governance and other topics.

Risk Oversight

As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that details, among other topics, the Company’s risk management policies and procedures. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including cybersecurity risk, the Company’s risk assessment and compliance policies. Our Finance and Pension Committee reviews our enterprise risk management process. Our Compensation Committee oversees the operation of the Company’s compensation programs to ensure that they do not encourage unnecessary or excessive risk-taking. In addition, the full Board reviews the Company’s risk management program and its adequacy to safeguard the Company against extraordinary liabilities or losses on at least an annual basis. The Board is committed to having individuals experienced in risk management on the Audit Committee, as well as on the full Board.

Related Party Transactions

Pursuant to the Company’s Code of Business Ethics, employees, officers and directors are required to bring any potential conflict of interest to the attention of the General Counsel. The Board has also approved a written Related Party Transactions Policy under which any proposed related party transaction involving directors, officers, nominees for directors or a 5% shareholder of the Company, or an otherwise “related person” as that term is defined in Item 404(a) of Regulation S-K (“Related Person”), shall be brought to the attention of the Company and reviewed by the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determines whether the transaction or relationship constitutes a Related Party Transaction or should otherwise be reviewed by the Audit Committee. The Audit Committee is responsible for the review, approval or ratification of Related Party Transactions and may, in its discretion, approve, ratify or take other action with respect to a transaction.

The Company maintains a business relationship with Replacement Parts, Inc. (“RPI”), which purchased approximately $126,000 in products and services from one of the Company’s subsidiaries in 2019. In April 2018, Mr. Robert Raff, President of STANLEY Security, became an executive officer of the Company. In November 2018, jointly with his siblings, Mr. Raff inherited interests in a trust holding equity of RPI. These interests, together with Mr. Raff’s direct ownership in RPI, constitute an ownership interest of approximately 14% of the equity of RPI. Mr. Raff is also an independent director of RPI.

The Company’s relationship with RPI began in the ordinary course of business prior to Mr. Raff’s becoming an executive officer of the Company and is, and will continue to be, conducted on arm’s-length terms and conditions.

Corporate Social Responsibility Strategy and Commitments

Our social responsibility strategy and business strategy are interdependent and an area of significant Board focus. Through these strategies, we aim to become a leading purpose-driven company recognized for inspiring makers and innovators to create a more sustainable world. This will drive innovation with impact and support us in delivering top-quartile performance going forward.

The Corporate Governance Committee oversees the Company’s policies, objectives and practices regarding environmental management, sustainability and corporate social responsibility. The leaders responsible for these efforts make regular presentations to the Committee regarding the Company’s execution on its strategy in these areas.

In today’s environment, a commitment to corporate social responsibility is a necessity for attracting and retaining top talent and customers, maintaining operations in varied and diverse markets and enabling the Company to achieve sustained long-term success. With this in mind, we work, design, manufacture, market, sell and transport in a way that embraces sustainable practices in our operations, our products and our communities.

We have launched our new Corporate Social Responsibility (CSR) strategy that includes 2030 commitments in three areas: Empower Makers, Innovate with Purpose, and Create a More Sustainable World. First, we plan to empower 10 million makers and creators to adapt to a changing world and workforce through STEAM education, vocational and trade skills, Makerspaces and promoting employee career mobility. Next, we intend to enhance 500 million lives by developing innovative products that address unmet societal needs and improve product impacts through circular design and reducing supply chain emissions by 35%. Finally, we will endeavor to help create a more sustainable world by becoming carbon-positive, eliminating landfilling, and reducing water use in water-stressed and scarce areas. This holistic approach considers all life-cycle stages including material procurement from supply chain partners, product design, manufacturing, distribution and transportation, product use, product service and end-of-life.

In 2019, we made progress on all elements of our CSR strategy. We believe we have set achievable goals that will enable us to meet our targets by or before 2030 and plan to continue to report our progress as we accelerate our strategy.

We set our ECOSMART™ commitment to reduce our environmental impacts by 20% by 2020. You can find details on progress to our ECOSMART commitment at https://www.stanleyblackanddecker.com/social-responsibility/performance-metrics.

The Company has been recognized for its sustainability progress through its inclusion in the Dow Jones Sustainability North America Index for nine consecutive years, and in 2019, for the second time, was included in the Dow Jones World Leader’s Index. The Company has been designated as a global leader by the Carbon Disclosure Project for seven consecutive years, and in 2019 received the Social Innovation Award from the American Innovation Index.

To learn more about our sustainability efforts, please visit our website and view our annual sustainability reports at https://www.stanleyblackanddecker.com/social-responsibility/annual-sustanability-reports.

Director Compensation

The Corporate Governance Committee is responsible for recommending compensation programs for our non-employee directors to the Board for approval. The Corporate Governance Committee periodically reviews director compensation against market data. Based on that review, the Corporate Governance Committee considers whether any changes in the amount or manner in which the Company compensates its non-employee directors is appropriate and provides its recommendation to the full Board. During 2019, the Corporate Governance Committee reviewed an analysis of director compensation provided by Pay Governance and determined that non-employee director annual Restricted Stock Unit (“RSU”) grants should be increased from $140,000 to $160,000 annually to better align with the market median. The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation.

The compensation paid by the Company to its non-employee directors consists of:

●	an annual cash retainer of $125,000;

●	a grant of RSUs pursuant to the Company’s Restricted Stock Unit Plan for Non-Employee Directors with a grant date fair value of $160,000; and

●	an allowance of up to $10,000 per year for Company products;

The Company pays additional fees to the non-employee directors who chair the Board and Committees as follows:

●	Chairman of the Board: quarterly grants of RSUs, each with a grant date fair value of $50,000, as well as installation of a home security system with a value of up to $50,000 and annual security monitoring with a value up to $3,000;

●	Audit Committee and Compensation Committee Chairs: annual fee of $20,000; and

●	Corporate Governance Committee and the Finance and Pension Committee Chairs: annual fee of $15,000.

In 2018, the Board and our shareholders approved a cap of $750,000 as the maximum total compensation (including the grant date fair value of equity awards, as well as cash retainer fees) that may be paid to any non-employee director in any single fiscal year. The purpose of approving this cap was to establish clear guidelines as to the maximum value of compensation that can be paid to non-employee directors during any single fiscal year, although no changes have been made to our non-employee director compensation program as a result of establishing this cap. The cap does not represent an increase in non-employee director compensation pay opportunities and the Board intends to continue to provide compensation to our non-employee directors that is consistent with market norms and peer group companies.

At the end of fiscal year 2019, the Company's Board of Directors adopted a new Restricted Stock Unit Deferral Plan for Non-Employee Directors (“New RSU Plan”) in order to (i) provide for the stock-settlement of deferred stock unit awards (as opposed to cash settlement), and (ii) provide that deferred stock unit awards will be settled on or about the 90th day following the non-employee director’s separation from service (either in a lump sum on such date or in specified annual installments). In addition, any dividends that accrue in respect of deferred stock unit awards will be reinvested in shares of the Company and paid out at the time the underlying award is settled. The Board approved these changes in order to better align non-employee directors’ deferral opportunities with current market practices. The New RSU plan only applies to prospective awards and does not affect the terms of the cash-settled RSUs granted under the previous plan.

Non-employee directors may defer any or all of their fees in the form of Company common stock or as cash accruing interest at the five-year Treasury bill rate under the Company’s Deferred Compensation Plan for Non-Employee Directors.

Director Compensation Table

The compensation paid to each of the Company’s non-employee directors during 2019 is as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Andrea J. Ayers	142,630	160,000	0	0	0	9,870	312,500
George W. Buckley	125,000	360,000	0	0	0	21,770	506,770
Patrick D. Campbell	144,932	160,000	0	0	0	2,253	307,185
Carlos M. Cardoso	140,000	160,000	0	0	0	30,000	330,000
Robert B. Coutts	125,000	160,000	0	0	0	29,797	314,797
Debra A. Crew	125,000	160,000	0	0	0	20,000	305,000
Michael D. Hankin	138,223	160,000	0	0	0	27,352	325,575
Marianne M. Parrs	33,551	0	0	0	0	3,132	36,683
Robert L. Ryan	32,976	0	0	0	0	2,553	35,529
James H. Scholefield	125,000	160,000	0	0	0	7,433	292,433
Dmitri L. Stockton	125,000	160,000	0	0	0	20,000	305,000

Footnote to Column (b) of Director Compensation Table:
The amounts shown in this column include cash amounts that have been deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors. Mr. Buckley defers his fees in the form of cash. Seven of the directors listed defer their fees in the form of Company common stock, as listed below. The grant date fair value associated with shares deposited to directors’ deferred compensation accounts during 2019 pursuant to their deferral elections, determined in accordance with FASB Codification Topic 718—Stock Compensation, was as follows: Ms. Ayers, $142,630; Mr. Campbell, $144,932; Ms. Crew, $125,000; Mr. Hankin, $138,223; Mr. Ryan, $32,976; Mr. Scholefield, $125,000; and Mr. Stockton, $125,000. Ms. Parrs and Mr. Ryan did not stand for re-election at our 2019 Annual Meeting and thus received a prorated annual cash retainer. Mr. Scholefield will not stand for re-election at the April 17, 2020 meeting and will leave the Board as of that date.

Footnote to Column (c) of Director Compensation Table:
The amounts set forth in column (c) reflects the grant date fair value of 1,100 RSUs, with dividend equivalent rights, which were granted to each director on April 17, 2019. In the case of Mr. Buckley, the figure also reflects additional quarterly RSU grants with a grant date fair value of $50,000 each for his service as Chairman. These RSUs are fully vested at the time of grant and entitle each recipient to a cash payment equal to the market value of a share of Company common stock at the time of settlement plus accrued dividends from the date of grant. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director. The aggregate grant date fair value associated with the 2019 equity awards determined in accordance with FASB Codification Topic 718—Stock Compensation was $1,640,000.

Footnote to Column (g) of Director Compensation Table:
The amounts set forth in column (g) reflect: (i) the incremental cost to the Company of providing products to the directors under the Directors Product Program. For Mr. Buckley, $21,770 was attributable to utilization of the home security perquisite; and (ii) amounts the Company contributed under its Matching Gift Program to match charitable contributions made by directors. Matching Gift payments made by the Company during 2019 were attributable as follows: Mr. Cardoso, $20,000; Mr. Coutts, $20,000; Ms. Crew, $10,000; Mr. Hankin, $20,000; and Mr. Stockton, $20,000. The Company’s Matching Gift Program applies to all employees, retirees and directors of the Company; pursuant to that Program, the Company matches up to $20,000 of total gifts made by a participant to qualified charitable organizations in respect of a fiscal year. The match amount is reported in the proxy statement in the year in which the Company actually disburses the funds, so the Company match reflected in the proxy may exceed $20,000 in a particular fiscal year.

Director Equity Award Table

The aggregate number of stock awards outstanding at fiscal year-end for each non-employee director is as follows:

Name	Aggregate Stock-Related Awards Outstanding (#)
Andrea J. Ayers	5,495
George W. Buckley	17,915
Patrick D. Campbell	15,729
Carlos M. Cardoso	17,729
Robert B. Coutts	17,729
Debra A. Crew	7,071
Michael D. Hankin	4,204
Marianne M. Parrs	16,629
Robert L. Ryan	12,629
James H. Scholefield	1,993
Dmitri L. Stockton	1,100

Footnote to Director Equity Award Table:
The Aggregate Stock-Related Awards reported in the table above are RSUs awarded under the Company’s Restricted Stock Unit Plan for Non-Employee Directors. The terms of these awards are described above in footnote (c) to the Director Compensation Table.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common stock of the Company as of February 14, 2020, except as shown in this table.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership		(4) Percent of class
Common Stock $2.50 par value	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,722,642	(227,493 sole voting power; 38,622 shared voting power; 12,472,638 sole dispositive power; 250,004 shared dispositive power)	8.36%

Common Stock $2.50 par value	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,724,294	(9,093,829 sole voting power; 0 shared voting power; 10,724,294 sole dispositive power; 0 shared dispositive power)	7.0%

*	The information in the foregoing table is drawn from Schedule 13G reports filed with the Securities and Exchange Commission on or before February 14, 2020.

Security Ownership of Directors and Officers

Except as reflected in the table below, no director, nominee, or executive officer owns more than 1% of the outstanding common stock of the Company. As of February 14, 2020, the executive officers, nominees, and directors as a group owned beneficially 1% of the outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 14, 2020, with respect to the shareholdings of the directors, nominees for director, each of the executive officers named in the table on page 41, and all directors, nominees for director, and executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

Name	Common Shares Owned		Percent of Class Owned
Donald Allan, Jr.	240,072	(1)(2)(5)	*
Jeffery D. Ansell	68,706	(1)(4)	*
Andrea J. Ayers	5,420	(3)	*
George W. Buckley	15,351		*
Patrick D. Campbell	19,396	(3)	*
Carlos M. Cardoso	14,807	(3)	*
Robert B. Coutts	19,021	(3)	*
Debra A. Crew	6,906	(3)	*
Michael D. Hankin	5,717	(3)	*
Janet M. Link	18,177	(1)	*
James M. Loree	800,821	(1)(2)(4)(6)	*
Irving Tan	—	(7)	*
James H. Scholefield	1,943	(3)	*
Dmitri L. Stockton	1,313	(3)	*
John H. Wyatt	130,192	(1)(2)	*
Directors, nominees and executive officers as a group (18 persons)	1,542,927	(1)–(6)	1.00%

*	Less than 1%
(1)	Includes shares that may be acquired through the exercise of stock options on or before April 14, 2020 as follows: Mr. Allan, 77,500; Mr. Ansell, 57,500; Ms. Link, 11,250; Mr. Loree, 409,399; Mr. Wyatt, 52,500; and all executive officers as a group, 723,913. Includes net after-tax shares delivered on February 27, 2020, pursuant to the Company’s 2017 - 2019 LTIP performance award program as follows: Mr. Allan, 5,786; Mr. Ansell, 5,579; Mr. Loree, 18,343; Mr. Wyatt, 3,222; and all executive officers as a group, 38,937. Includes estimated net after-tax shares to be delivered on or about March 18, 2020, pursuant to the Company’s 2019 MICP performance award program as follows: Mr. Allan, 3,426; Mr. Ansell, 3,085; Ms. Link, 1,932; Mr. Loree, 8,862; Mr. Wyatt, 1,238; and all executive officers as a group, 22,834.
(2)	Includes stock options that would vest upon retirement prior to April 14, 2020 as follows: Mr. Allan, 62,500; Mr. Loree, 219,800; Mr. Wyatt, 37,500; and all executive officers as a group, 359,939. Includes RSUs that would vest upon retirement prior to April 14, 2020 as follows: Mr. Allan, 10,780; Mr. Loree, 34,812; Mr. Wyatt, 6,469; and all executive officers as a group, 59,025.
(3)	Includes the share accounts maintained by the Company for those of its directors who have deferred director fees in the form of Company common stock as follows: Ms. Ayers, 5,420; Mr. Campbell, 19,396; Mr. Cardoso, 14,807; Mr. Coutts, 19,021; Ms. Crew, 6,906; Mr. Hankin 3,560; Mr. Scholefield, 1,943; Mr. Stockton, 1,313; and all directors as a group, 72,366.
(4)	Includes shares held as of February 14, 2020 under the Company’s savings plan (the Stanley Black & Decker Retirement Account Plan), as follows: Mr. Ansell, 1,394; Mr. Loree, 746; and all executive officers as a group, 2,149.
(5)	Includes RSU accounts maintained by the Company as follows: Mr. Allan, 4,000; and all executive officers as a group, 4,000.
(6)	Includes 17,851 shares owned by The Jim and Rebecca Loree Foundation.
(7)	Mr. Tan was elected to the Board on February 20, 2020, and, as such, had no holdings as of the record date.

Audit Committee Report

In connection with the financial statements for the fiscal year ending December 28, 2019, the Audit Committee: reviewed and discussed the audited financial statements with management; discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence; has considered the compatibility of non-audit services with Ernst & Young’s independence; and has discussed Ernst & Young’s independence with Ernst & Young, including whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee

Patrick D. Campbell (Chair)
George W. Buckley
Michael D. Hankin
James H. Scholefield
Dmitri L. Stockton

The information contained in this report shall not be deemed to be “soliciting material” or “ filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into its Annual Report on Form 10-K.

Compensation and Talent Development Committee

Andrea J. Ayers (Chair)
George W. Buckley
Patrick D. Campbell
Robert B. Coutts

The information contained in this report shall not be deemed to be “soliciting material” or “ filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019, all of the members of the Compensation Committee were independent directors and no member was an employee or former employee of the Company. The Compensation Committee did not, and does not currently, have any interlocks or insider participation that would require disclosure under Item 407(e)(4) of Regulation S-K.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) provides an overview and explanation of:

●	our compensation programs and policies for our 2019 named executive officers;
●	the material compensation decisions made by the Compensation Committee under those programs and policies; and
●	the material factors that the Compensation Committee considered in making those decisions.

For the fiscal year ending December 28, 2019, the individuals who served as Chief Executive Officer or Chief Financial Officer of the Company and the three most highly compensated executive officers of the Company serving as such at the end of the fiscal year, other than those two individuals (collectively our “named executive officers”) are:

Officer	Title
James M. Loree	President & Chief Executive Officer (“CEO”)
Donald Allan, Jr.	Executive Vice President & Chief Financial Officer (“CFO”)
Jeffery D. Ansell	Executive Vice President & President, Tools & Storage
Janet M. Link	Senior Vice President, General Counsel & Secretary
John H. Wyatt	Senior Vice President & President, Industrial

EXECUTIVE SUMMARY

Fiscal 2019 Business Highlights

●	Total revenue was $14.4 billion, up 3% versus the prior year, with 3% organic growth.*
●	The Company achieved GAAP diluted EPS of $6.35 in 2019 compared to $3.99 in 2018. Both periods include acquisition-related and other charges. Excluding these amounts, adjusted diluted EPS was $8.40 in 2019 versus $8.15 in 2018, which represents an expansion of 3% versus the prior year despite overcoming approximately $445 million in external headwinds.**

●	Working Capital Turns were 9.8, up 1.0 turn versus the prior year.
●	From a portfolio perspective, the Company completed the acquisition of IES Attachments and a 20% interest in MTD Holdings Inc.
●

We continue to proactively respond to the volatile external environment with price recovery, supply chain adjustments and acceleration of technology-driven productivity initiatives, which we call margin resiliency. In addition, the Company realized the benefits of a $250 million cost reduction in 2019 and began implementing an additional $200 million cost reduction, the financial benefits of which will be mostly realized in 2020. We have produced above-market organic growth and a ~9% compound annual growth rate (“CAGR”) adjusted diluted EPS expansion over the past three years despite absorbing nearly $900 million in commodities, tariff and currency-related cost inflation.

●	Reflecting these actions, the Company delivered a strong total shareholder return (“TSR”) of 42% for the 2019 fiscal year.

*	Organic growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts.
**	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

Performance Over the Last Three Years

*	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

Our Pay for Performance Philosophy

Our compensation programs are designed to incentivize our employees to achieve or exceed objective financial goals established for the Company and deliver superior returns to our shareholders. As depicted in the charts below, 79–90% of our executives’ target compensation opportunity for 2019 was variable and tied directly to the achievement of financial goals or share price performance. The result of this compensation philosophy has been strong pay for performance alignment as described below.

President & CEO	Other NEOs

The incentive compensation earned by our executives in 2019 reflects our financial performance and achievement relative to our pre-established goals, including:

●

Pay Opportunity: Total compensation opportunity, and the individual components thereof, for our named executive officers, are generally targeted to and reasonably aligned with the 50th percentile of our Compensation Peer Group (as defined on pages 25-26). Individual total compensation opportunities may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk as assessed by the Compensation Committee.

●

Pay and Performance: Considering all elements of compensation (salary, annual incentives, performance units, time-vesting stock options and RSUs, and an annualized portion of any long-term retention grants), our executives’ pay is strongly aligned with our compensation philosophy as well as our operational and TSR performance, measured relative to our Compensation Peer Group.

●	An October 2019 analysis of our CEO’s realizable pay*, as a percentage of targeted pay opportunity and reflecting results for the most recently available three-year period (2016–2018), showed strong alignment with our pro-forma composite financial performance (determined by averaging TSR, EPS growth, cash flow multiple and cash flow return on investment) as described below.

●

In that 2016–2018 three-year period, our pro-forma composite financial performance and TSR were at the 36th and 15th percentile of our Compensation Peer Group respectively, while our CEO’s realizable pay was at the 39th percentile of our Compensation Peer Group.

*	Realizable pay is defined as the sum of the base salary, actual bonus paid, and long-term incentive payouts over the three-year measurement period, plus the value of equity awards at the closing stock price on the last day of the measurement period.

Incentive Compensation

Below is a description of the incentive-based elements of our executive compensation program:

Compensation Element	Awards	Page Reference
Annual Incentive Compensation – Management Incentive Compensation Plan (“MICP”) Awards	Weighted goal achievement ranges from 62.5% to 112.1% of target bonus opportunity for named executive officers	Page 32
Long-Term Incentives – Performance Units	Weighted average goal achievement across all measures of 109.1% of target for the 2017 – 2019 performance cycle	Page 36
Long-Term Incentives: Time Based Stock Awards (RSUs) and Stock Options	RSU and stock option grants represent, on average, one third of annual total compensation opportunity for named executive officers	Pages 35-36

Strong Governance Practices

Our Compensation Committee has implemented executive compensation policies and practices that align with market-leading best practices:

✓	Robust stock ownership guidelines of 6x base salary for our Chief Executive Officer, 5x for our Chief Financial Officer, and 3x for all other executive officers
✓

“Hold Until Met” stock ownership policy requires 100% retention of shares (net of applicable taxes) until minimum stock ownership levels are met to further align executive ownership with shareholder returns

✓	No excise tax gross-ups under change in control agreements and no tax gross-ups on perquisites
✓

Double trigger vesting provisions requiring both the occurrence of a change in control of the Company and termination of employment in order for replacement awards to vest under our annual Management Incentive Compensation Plan and our 2018 Omnibus Award Plan and in order for severance to be paid under the Change in Control Agreements

✓	Compensation program risk assessment conducted annually and reviewed by the Compensation Committee
✓	Policy regarding forfeiture of incentive awards in the event of a financial restatement under certain circumstances
✓	Policies against hedging or pledging of Company stock
✓	Executive total compensation opportunity is benchmarked at the 50th percentile of our Compensation Peer Group
✓	CEO long-term incentive compensation mix is at least 50% performance units
✓	Dividend equivalents are paid on equity compensation awards only to the extent the underlying award is earned or vested
✓	2018 Omnibus Award Plan expressly prohibits option re-pricing and cash buyouts of “out-of-the-money” options without shareholder approval
✓	Realizable pay analysis is conducted to demonstrate the impact of performance on actual realizable pay for our named executive officers

Shareholder Engagement

We place a high priority on regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally. During 2019, we reached out to shareholders representing approximately 53% of our shares outstanding to engage with us on a broad range of corporate governance matters including board composition and structure, risk management, diversity and inclusion, sustainability, innovation and strategy, as well as our executive compensation program.

The feedback we received from shareholders was evaluated by management and shared with the Board and the input we received has enabled us to better understand our shareholders’ priorities and evaluate and improve our governance practices. We continually incorporate shareholder feedback into the review of our governance practices, and we have clarified certain disclosures related to our compensation program, among other matters, as a result of our engagement process. In early 2020, as a result of our extensive shareholder engagement, our Board proactively lowered the minimum aggregate stock ownership threshold for shareholders to call a special meeting from 35% to 25%. As reflected by the track record of our Say on Pay vote over the past three years, shareholders are generally supportive of our executive compensation programs. Over the past few years, the Board has made changes to our governance practices and policies as a result of our continued engagement and remains committed to maintaining an open dialogue with our shareholders and a robust engagement program.

Say on Pay Advisory Vote Outcome

In addition to reviewing corporate governance best practices and incorporating feedback received through our shareholder engagement, the Compensation Committee considers the results of the Say on Pay advisory vote, among other factors, in making compensation decisions for the following year. The Board reviewed the results of our Say on Pay votes, which reflect an average of 93.2% of shareholder votes cast in support of our executive compensation programs over the past three years. The Board believes that this substantial majority of votes cast affirms shareholders’ recognition of our strong alignment of pay with performance and did not make significant changes to our executive compensation program as a direct result of last year’s Say on Pay advisory vote.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Our Compensation Philosophy & Goals

The philosophy underlying our executive compensation program is to provide a competitive, performance-based compensation package that allows us to attract, motivate and retain high caliber executives who drive the Company’s success. The primary tenets of our executive compensation philosophy are:

●

Competitive Pay Position. Total target compensation, and the individual components thereof, for our named executive officers, are generally aligned with competitive median levels using Compensation Peer Group data and published surveys. Focusing on the market median, but providing the Compensation Committee the flexibility to set individual executive compensation opportunities consistent with individual circumstances and providing executives the opportunity to earn more (or less) than this target amount based on Company performance, helps to ensure that the Company can attract and retain the high caliber executive talent it seeks and pay these executives commensurate with the value that they provide to the Company.

●

Pay for Performance. A significant portion of annual and long-term compensation is variable, dependent on and directly linked to Company financial performance, including achievement relative to our Compensation Peer Group. The annual incentive plan goals align with our earnings guidance while the three-year performance plan goals are linked to our strategic framework and long-term financial objectives.

●

Alignment with Shareholder Interests. Our executives’ interests are aligned with the long-term interests of our shareholders through stock-based compensation, stock ownership requirements, and performance metrics that drive shareholder value.

●

Pay Mix. Base salaries are determined according to market conditions and each executive’s level of responsibility, talent and experience. The mix of compensation among base salary, annual incentive compensation and long-term incentive compensation is designed to focus our executives on both short and longer-term objectives as prioritized by the Board.

Use of Peer Companies and Benchmarking

In 2019, the Compensation Committee reviewed market data and other information presented by Pay Governance, its independent compensation consultant. Pay Governance’s role in the executive compensation-setting process is described in greater detail under the heading “Role of Independent Compensation Consultant” on page 28. In addition, management engaged Willis Towers Watson to provide actuarial services and perform certain other calculations that are shared with the Compensation Committee and Pay Governance for use in their analyses.

Our Compensation Committee, in consultation with Pay Governance, determines which companies should be included in our peer group for compensation-setting and design purposes (the “Compensation Peer Group”) based on several criteria, including industry, revenue, market capitalization and labor market. For 2019, we removed Newell Brands Inc. due to its divestiture of certain businesses, including Newell Tools, which we acquired.

The data derived from the Compensation Peer Group informs ranges of compensation that the Compensation Committee then considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The published survey benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

The Compensation Committee annually reviews market survey data compiled by Willis Towers Watson to ensure that compensation levels are in line with the Compensation Peer Group. The Compensation Committee found that, on average, annual compensation (at target opportunity) for our named executive officers was aligned with the intended median positioning level of the Compensation Peer Group.

The median 2019 revenue of the 2019 Compensation Peer Group was $15.5 billion, and the median market cap of the 2019 Compensation Peer Group as of the end of 2019 was $26.9 billion, as compared to 2019 revenue for the Company of $14.4 billion and market cap for the Company at the end of 2019 of $24.9 billion.

Compensation Peer Group
Company	2018	2019
3M Company	✓	✓
Cummins, Inc.	✓	✓
Danaher Corp.	✓	✓
Dover Corp.	✓	✓
Eaton Corporation plc	✓	✓
Emerson Electric Co.	✓	✓
Fortive Corporation	✓	✓
Honeywell International, Inc.	✓	✓
Illinois Tool Works, Inc.	✓	✓
Ingersoll-Rand plc	✓	✓
Masco Corp.	✓	✓
Newell Brands Inc.	✓
Parker Hannifin Corporation	✓	✓
Pentair plc	✓	✓
Rockwell Automation, Inc.	✓	✓
The Sherwin-Williams Company	✓	✓
Textron Inc.	✓	✓
W.W. Grainger, Inc.	✓	✓
Whirlpool Corp.	✓	✓

Role & Process of the Compensation Committee

In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

Annually reviews and evaluates detailed compensation data for each named executive officer, including:

●annual compensation and benefit values,

●the value of all outstanding equity awards,

●the accrued value of retirement benefits, and

●the amount of the Company’s obligations in the event the executive’s employment terminates under various circumstances.

Annually Monitors and Evaluates Executive Compensation

Annually reviews actual compensation received by the named executive officers and compensation realizable by our named executive officers in relation to Company performance during the same time periods.

Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, assesses, in consultation with Pay Governance, whether the Company’s incentive programs are appropriately paying for performance.

Annually Reviews the Company’s Pay and Financial Performance Alignment

Regularly discusses compensation matters, other than those pertaining to the Chief Executive Officer, with our Chief Executive Officer and other management representatives.

Meets in executive session with Pay Governance, without management present, to evaluate management’s input.

Solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

Regularly Discusses Compensation Matters

Annually establishes performance goals for our performance-based award programs, taking into account:

●recommendations from management based on the Company’s historical performance, strategic direction, and anticipated future operating budget,

●the Company’s strategic business plan and operating budget, including alignment with long-term financial objectives, and

●the anticipated degree of difficulty in achieving the performance goals.

Approves goals, in consultation with the Board, once satisfied that performance goals are set at reasonable but appropriately challenging levels.

In Consultation with the Board, Establishes Performance Goals for the Company’s Short-Term and Long-Term Performance- Based Award Programs

Role of Independent Compensation Consultant

To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee has retained Pay Governance, an independent compensation consultant, to advise on executive compensation issues since October 2011.

As an independent advisor to the Compensation Committee, Pay Governance:

●reviews the total compensation strategy and pay levels for the Company’s named executive officers;

●examines all aspects of the Company’s executive compensation programs to ensure the programs continue to support the Company’s business strategy;

●informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs; and

●provides general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chief Executive Officer and senior executives.

In addition to the services provided to the Compensation Committee, Pay Governance periodically provides information and advice to the Corporate Governance Committee regarding the compensation of the Company’s non-employee directors. Pay Governance provides no other services to the Company. As described in more detail on page 13, the Compensation Committee has determined that Pay Governance is independent and that there is no conflict of interest between Pay Governance and the Compensation Committee or the Company.

DISCUSSION OF OUR 2019 EXECUTIVE COMPENSATION PROGRAM

Elements of Compensation

The purpose of our executive compensation program is to attract and retain talent and to reward our executives for performance that benefits the Company and its shareholders. To that end, we seek to compensate our executives in a manner that:

●is competitive;

●rewards performance that creates shareholder value and aligns with our strategic framework, while maintaining an appropriate balance between profitability and operational stability; and

●encourages executives to drive efficiencies by using capital judiciously.

The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that median or above median compensation is delivered only when business results are strong and we have created value for our shareholders.

Compensation Element	Link to Philosophy	Key Features
Base Salary	Rewards the skill and expertise that our executive officers contribute to the Company on a day-to-day basis

Aligned with median market levels

Individual salaries may exceed or trail the median for a variety of reasons, including performance considerations, level of experience, length of service in current position, additional responsibilities, geographic location, value to the Company beyond the core job description, and retention risk

Compensation Element	Link to Philosophy	Key Features
Annual Incentive Compensation under MICP (For 2019, MICP will be stock-settled over three (3) years (“MICP PSUs”) as described more fully on page 31)	Balances the complementary short-term goals of profitability and operational stability Encourages our executives to maximize profitability, growth and efficiency

Target awards set as a percentage of each officer’s base salary in effect at the beginning of the performance period

Payouts vary from 0% to 200% of target bonus opportunity depending on actual performance during the performance period

Metrics and weights established by the Compensation Committee at the beginning of the performance period

2019 Corporate Metrics:

●Adjusted diluted EPS (“EPS”)* weighted at 50%

●Cash flow multiple (operating cash flow less capital expenditures divided by net earnings) weighted at 25%

●Organic sales growth (sales growth excluding foreign exchange and acquisition/divestiture impacts) weighted at 25%

Payouts for executives with responsibility for specific business units based on business unit performance metrics as well as corporate metrics

No payout for a particular MICP metric if actual performance falls below threshold level

*     See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement

Long-Term Incentive Compensation (Equity)	Incentivizes executives to achieve sustainable performance results and maximize growth, efficiency and long-term shareholder value creation	Mix of stock options, RSUs and performance units places a substantial portion of compensation at risk and effectively links equity compensation to shareholder value creation and financial results
	Stock Options & RSUs: Stock options and time-based RSUs reward management for successful share price appreciation, align their interests with shareholders and bolster retention	Stock Options & RSUs: RSUs vest in four equal installments on each of the first four anniversaries of the grant date Stock options expire 10 years from the grant date

Compensation Element	Link to Philosophy	Key Features
Performance Units (“LTIP PSUs”) Performance units link pay with financial performance and align management’s interests with the Company’s strategic initiatives

Performance Units:

Earned or forfeited following the conclusion of a three-year performance cycle based on the achievement of the following pre-established goals:

●Cash flow return on investment (“CFROI”) weighted at 40%;

●EPS weighted at 35%; and

●Relative TSR (measured against LTIP Peer Group as defined on page 33) weighted at 25% (“TSR”)

CFROI and EPS performance measured annually

For the 2017–2019 performance cycle, EPS and CFROI goals were weighted such that achievement in the first and second years carried more weight than achievement in the third year of the cycle; for the 2018–2020 and 2019–2021 performance cycles, EPS and CFROI goals are weighted equally for each of the three years of the performance cycle

TSR measured based on three-year cumulative goal versus LTIP Peer Group

Program design recognizes that stock returns typically take longer to develop than earnings and that TSR, while an important assessment of long-term performance, is less directly influenced by our management team

See page 33 for a discussion of these calculations

Base Salary

The table below sets forth the base salaries of our named executive officers as of December 28, 2019, compared to the base salaries as of December 29, 2018. In November of 2018, Mr. Loree elected to forgo a planned increase to his salary in anticipation of continued externally-generated cost pressure from commodities, currency and tariff-related cost inflation and in 2019 his base salary remained unchanged.

Officer	2018 Base Salary	2019 Base Salary
James M. Loree	$1,250,000	$1,250,000
Donald Allan, Jr.	$725,000	$733,000
Jeffery D. Ansell	$725,000	$733,000
Janet M. Link	$545,000	$545,000
John H. Wyatt	$633,000	$633,000

MICP Targets and Performance

In early 2019, the Compensation Committee conducted a review of the Company’s existing incentive compensation arrangements and, in connection with this review, approved a modification to the MICP for 2019. The 2019 MICP for executive officers was granted as stock-settled performance share units (“MICP PSUs”), rather than cash-settled awards as the Compensation Committee has granted in the past. The plan metrics and related weightings remained consistent with the 2018 MICP design, and performance was measured based on a one-year performance period. The Compensation Committee believes this stock-settled annual incentive plan design is appropriate in light of the external headwinds the Company is experiencing, and will further align executive officers’ interests with shareholder interests over an extended three-year period and preserve cash. The 2020 MICP incentive plan will be stock-settled, consistent with the 2019 plan.

The number of shares earned based on performance was determined following the end of the 2019 performance period; however, the MICP PSUs will be settled in three equal installments. One-third will be settled in March 2020, and the second and last third will be settled in March 2021 and March 2022, respectively. In general, participants must be active employees of the Company until the applicable settlement date to receive the earned shares, subject to certain exceptions for death, disability or retirement.

The named executive officer target bonus opportunities (as a percentage of base salary) and target MICP PSUs are indicated in the table below:

Officer	Target Bonus	Target MICP PSUs
James M. Loree	150%	14,733
Donald Allan, Jr.	100%	5,697
Jeffery D. Ansell	100%	5,697
Janet M. Link	75%	3,212
John H. Wyatt	75%	3,730

The corporate performance goals and results applicable to the MICP award program for the 2019 performance period are illustrated below:

	Threshold	Target	Maximum	2019 Actual Result
EPS*	$7.91	$8.55	$9.19	8.40*
Cash Flow Multiple	80%	95%	110%	113%
Organic Sales Growth	2.5%	4.0%	5.5%	3.2%

*	See Appendix A on page 72 for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

The weighting applied to each of these measures, the potential bonus payouts and the bonuses earned by each of our named executive officers for 2019 performance are set forth in the table below. The bonuses earned by Messrs. Ansell and Wyatt are based on the corporate results set forth above and the results of the Tools & Storage business (for Mr. Ansell) and the Engineered Fastening/Industrial businesses (for Mr. Wyatt), weighted as reflected in the table below. The specific divisional operating margin, working capital and organic sales percent goals and results are not disclosed, as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors. The Company generally does not disclose goals and results for specific divisions.

	Weighting of Measures						Potential Bonus Payouts**			Weighted Avg. Payout Earned on All Measures (% of target)	Total # earned MICP PSUs
	Corporate			Division
	EPS	Cash Flow	Organic Sales	Operating Margin	Working Capital	Organic Sales	Threshold	Target	Maximum
James M. Loree	50%	25%	25%	0%	0%	0%	$937,569	$1,875,010	$3,750,020	112.1%	16,516
Donald Allan, Jr.	50%	25%	25%	0%	0%	0%	$362,581	$725,034	$1,450,069	112.1%	6,386
Jeffery D. Ansell	25%	12.5%	12.5%	25%	15%	10%	$362,581	$725,034	$1,450,069	101.9%	5,805
Janet M. Link	50%	25%	25%	0%	0%	0%	$204,389	$408,778	$817,557	112.1%	3,601
John H. Wyatt	12.5%	6.25%	6.25%	35%	15%	25%	$237,351	$474,702	$949,404	62.5%	2,331

The potential bonus payouts set forth in the table above correspond to the grant date fair value of the MICP PSUs. Due to the stock settlement of the 2019 MICP, the target value of the MICP PSUs on the date of grant is reported in the Summary Compensation Table on page 41 under column (e) “Stock Awards”, rather than under column (g) “Non-Equity Incentive Plan Compensation”. The target value of the MICP PSUs on the date of grant is required to be reported regardless of the actual performance under the plan.

The target organic sales growth goal for 2019 was established at 4.0%, which was below the 5.2% actual organic sales growth achieved in 2018, primarily due to expected slowing and, in some cases, declining end markets, such as industrial, automotive and emerging markets. The 2019 organic sales growth goals were established to be challenging and above key market growth projections. The 2019 EPS goals were set higher than the respective 2018 goals, and the 2019 Cash Flow Multiple goals were consistent with the 2018 goals.

**	See the “Grants of Plan-Based Awards” table on page 44 for further details.

How We Determine Performance Criteria

Under our annual incentive award program, MICP awards are earned or forfeited at the end of each fiscal year depending on the achievement of pre-established EPS, cash flow multiple and organic sales growth performance goals; bonus opportunities for the leaders of our different business units also reflect divisional operating margin, working capital and organic sales percentage goals. Under our long-term incentive performance award program, LTIP PSUs are earned or forfeited following the conclusion of a three-year performance cycle depending on the achievement of pre-established EPS and CFROI performance goals for each year in the cycle and a three-year relative cumulative TSR goal. The TSR goal measures our performance against a group of approximately 24 industry peers (the “LTIP Peer Group”). The LTIP Peer Group is intended to reflect a broader spectrum of peers than our Compensation Peer Group, including in certain industries such as security that do not compete across all of the Company’s business segments.

The Compensation Committee includes EPS as adjusted as a performance goal in both the annual incentive and long-term performance award program because it believes EPS is a critical driver of shareholder value that must be balanced over both near- and longer-term time horizons.

●	The Compensation Committee does not want managers pursuing short- or long-term goals without considering the effect of such actions on EPS.

●	The Compensation Committee also believes that using EPS as one of the goals in annual incentives provides the Compensation Committee with flexibility to adjust short-term goals to reflect existing market conditions without losing the motivational and retentive value of the LTIP PSUs.

●	Because each of the annual EPS goals contained in a given three-year long-term performance cycle is established early in the first year of the cycle and the EPS goal for MICP is established each year, the target EPS goals for the second and third years of the long-term performance cycle are not likely to be the same as the target EPS goals for the corresponding years’ MICP programs.

●	Even in the first year of a cycle, when target EPS goals will match, the threshold and maximum EPS metrics will not be the same for annual and long-term awards because the range below and above target annual EPS is narrower for MICP awards than for LTIP PSUs. The Compensation Committee believes that the tighter range below and above target EPS for the MICP program is appropriate primarily due to the one-year time horizon.

The EPS computation for the MICP bonus typically utilizes adjusted diluted EPS (See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement). Excluded for the 2017–2019 performance cycle was the impact from 2017 U.S. tax legislation along with the effect of computing EPS with the fixed shares outstanding at the grant date.

The CFROI computation is defined as cash from operations plus after-tax interest expense divided by the two-point average of debt plus equity. Including this measure helps align performance goals with the Company’s objectives by encouraging participants to give greater weight to the projected cash flow return in relation to the cost of capital when considering investments. For the 2017 – 2019 Performance Cycle, the numerator and denominator of CFROI in 2017, 2018 and 2019 are adjusted for the cash flow and equity impacts, respectively, pertaining to the adjustments in calculating EPS, and additionally for 2018 and 2019 to remove the favorable impact from 2017 U.S. tax legislation, for comparability to the originally established goals.

The TSR calculation is based on an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility.

While we may re-evaluate the measures used in the LTIP PSU program in the future, or the weighting of those measures, we believe that EPS, CFROI, and TSR currently provide effective tools for measuring the value we create and sustain, assessing our achievement of strategic goals, and evaluating our long-term performance and potential.

Performance goals for each performance cycle are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of the performance cycle.

Generally, the Compensation Committee seeks to establish goals such that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal based on reasonable assumptions and projections at the time of grant.

The Compensation Committee considers management’s recommended performance goals, the Company’s performance to date and strategic direction, and the nature of the Company’s future operating environment. Once satisfied with the degree of difficulty associated with goal achievement, the Compensation Committee approves the targets for each performance cycle.

The Compensation Committee may establish the target at a higher or lower level in appropriate circumstances.

Threshold, target and maximum EPS and CFROI goals are established in the first year of the performance period for each fiscal year, or portion thereof, in the performance period.	At the end of the performance period, a weighted average payment is made based on performance achieved by the end of each fiscal year during the period relating to these goals plus an amount related to achievement of TSR goals.

How We Determine Target LTI Values

The allocation of the long-term incentive values among stock options, RSUs and performance units varies by named executive officer. Our most senior officers have a greater percentage of their long-term incentive awards allocated to LTIP and MICP PSUs than do other officers and employees because our most senior officers have the greatest ability to influence the financial measures underlying the program. For Mr. Loree and our named executive officers, this equity mix has resulted in a significant portion of the total long-term incentive value delivered in LTIP PSUs.

The following table shows the 2018 and 2019 fair value allocation of regular long-term incentive awards for our named executive officers:

	2019			2018
	Stock Options	RSUs	Performance Units	Stock Options	RSUs	Performance Units
James M. Loree	25%	24%	51%	25%	25%	50%
Donald Allan, Jr.	31%	25%	44%	27%	28%	45%
Jeffery D. Ansell	31%	25%	44%	27%	28%	45%
Janet M. Link	40%	31%	29%	30%	31%	39%
John H. Wyatt	32%	25%	43%	28%	28%	44%

The MICP PSUs granted in lieu of the cash-settled annual bonus plan, as discussed on page 31, are excluded from the above table of long-term incentive plan awards.

Performance Under Long-Term Incentive Compensation Programs

The goals for the 2018–2020 and 2019–2021 performance cycles exclude the estimated impact of acquisition-related charges and other items described in Appendix A. EPS for these cycles will be computed based on a budgeted share count established at the grant date such that any share repurchases not reflected in that budget will not affect executive compensation. EPS goals reflect substantial expansion consistent with the Company’s long-term financial objectives of 10–12% EPS growth inclusive of acquisitions, or 7–9% excluding acquisitions, in each case aside from acquisition-related and other charges. CFROI goals are aligned with the Company’s 12–15% long-term financial objective and reflect the challenge of integrating acquisitions and improving their working capital efficiency while simultaneously driving sales growth. The threshold and maximum performance goals for the 2018–2020 and 2019–2021 performance cycles are as follows:

			EPS				CFROI			TSR
		Threshold	Target	Maximum		Threshold	Target	Maximum	Threshold	Target	Maximum
2018–2020	Year 1	$7.56	$8.40	$9.24	Year 1	14.0%	15.0%	16.0%
Performance	Year 2	$8.46	$9.40	$10.34	Year 2	14.0%	15.0%	16.0%	25th	50th	75th
Cycle	Year 3	$9.18	$10.20	$11.22	Year 3	14.0%	15.0%	16.0%	percentile	percentile	percentile

			EPS				CFROI			TSR
		Threshold	Target	Maximum		Threshold	Target	Maximum	Threshold	Target	Maximum
2019–2021	Year 1	$7.70	$8.55	$9.40	Year 1	12.6%	13.6%	14.6%
Performance	Year 2	$8.19	$9.10	$10.01	Year 2	13.0%	14.0%	15.0%	25th	50th	75th
Cycle	Year 3	$8.91	$9.90	$10.89	Year 3	13.0%	14.0%	15.0%	percentile	percentile	percentile

For each performance cycle, the Compensation Committee determined at the time of grant that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal. Rigorous goals are established at the beginning of each respective three-year cycle, based on our strategic plan and annual operating plan, and are aligned with our long-term financial objectives.

The 2019–2021 performance cycle EPS and CFROI goals were established in alignment with the 2019 annual operating plan and three-year strategic plan outlook. The goals for 2019 and 2020 are below the respective 2018–2020 performance cycle goals reflecting significant earnings pressure from tariffs, commodity inflation and currency, partially offset by the benefits from our aggressive cost reduction actions and accretion from organic sales growth, among other factors. Similarly, the CFROI goals were reduced in light of the earnings pressure referenced above and, to a lesser extent, the investments in inventory required to support Tools & Storage brand transitions, including Craftsman. While the ultimate payout to be earned under the 2018–2020 performance cycle remains uncertain, it is projected to be below target and, in some cases, below threshold for the respective annual EPS and CFROI goals, with a projected payout aligned with performance.

The award opportunities associated with the 2018 – 2020 performance cycle are set forth in the Company’s March 6, 2019 Proxy Statement on page 32. The following table illustrates the award opportunities associated with the 2019–2021 performance cycle.

2019–2021 Performance Cycle

	Potential LTIP PSUs to be Earned			Target LTIP PSUs
	Threshold	Target	Maximum	% of Salary	$
James M. Loree	17,885	35,770	71,540	368%	$4,600,000
Donald Allan, Jr.	4,157	8,313	16,626	150%	$1,087,500
Jeffery D. Ansell	4,157	8,313	16,626	150%	$1,087,500
Janet M. Link	2,083	4,166	8,332	100%	$545,000
John H. Wyatt	2,420	4,839	9,678	100%	$633,000

2017–2019 Performance Cycle

The goals, actual performance results and payouts associated with the recently completed 2017–2019 performance cycle are illustrated in the following two tables. The results achieved for the 2017–2019 performance cycle resulted in a weighted average goal achievement across all measures of 109.1% of target.*

	EPS					Goals CFROI				TSR
	Threshold	Target	Maximum	Achieved		Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
Y 1	$6.37	$7.08	$7.79	$7.46	Y 1	13.5%	14.5%	15.5%	14.8%	25th percentile	50th percentile	75th percentile	54.5th percentile
Y 2	$7.10	$7.89	$8.68	$7.94	Y 2	13.7%	14.7%	15.7%	13.0%
Y 3	$7.90	$8.78	$9.66	$8.12	Y 3	13.6%	14.6%	15.6%	15.0%

*	In determining whether the 2019 EPS and CFROI performance goals were met for the 2017–2019 performance cycle, actual results in 2017, 2018 and 2019 were adjusted, consistent with the terms of grant, to exclude the impact of the acquisition-related charges and other items described in Appendix A. Also excluded was the favorable $.01 per diluted share impact in 2017, pertaining to the January 2018 adoption of Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The favorable impact from 2017 U.S. tax legislation was also excluded from 2018 and 2019 CFROI and EPS, reducing the payout. The results shown in the foregoing table reflect these adjustments for comparability to the original goals. The $8.12 2019 EPS for the 2017–2019 Performance Cycle differs from the $8.40 EPS for the MICP bonus discussed on pages 32-33 due to the removal of the favorable impact from 2017 U.S. tax legislation and the effect of computing EPS with the fixed shares outstanding established at the 2017 inception.

	Potential LTIP PSUs			Actual Payout (shares)	Weighted Average Payout (% of target)
	Threshold	Target	Maximum
James M. Loree	15,667	31,334	62,668	34,185	109.1%
Donald Allan, Jr.	4,129	8,258	16,516	9,009	109.1%
Jeffery D. Ansell	4,129	8,258	16,516	9,009	109.1%
Janet M. Link*	—	—	—	—	—
John H. Wyatt	2,218	4,436	8,872	4,840	109.1%

*	Ms. Link joined the Company in July 2017 and did not receive a performance award for the 2017–2019 Performance Cycle.

Benefits & Perquisites

Retirement Benefits

The Compensation Committee believes that offering a full complement of compensation and benefit programs commensurate to those typically extended to senior executive officers at comparable companies is crucial to the attraction and retention of high caliber executive talent. To that end, the Company currently offers defined contribution retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan, which are more fully described on pages 51 and 52. Prior to 2007, when the program was closed to new participants, the Company provided supplemental retirement benefits to certain executives pursuant to The Stanley Works Supplemental Executive Retirement Program (now known as the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program). Mr. Loree, who was a participant in the program prior to 2007, retains this benefit. This program is described on page 50.

Employment Agreements

The Company is party to employment agreements with each of Mr. Loree, Ms. Link and Mr. Wyatt. Detailed descriptions of these agreements are set forth under the heading “Executive Officer Agreements” on pages 52-53.

Change in Control Agreements and Severance Agreements

The Compensation Committee has determined that to be competitive with prevailing market practices, to enhance the stability of the executive team, and to minimize turnover costs associated with a corporate change in control, it is important to extend special severance protection for termination of employment as a result of a change in corporate control to certain key employees. Therefore, the Company has entered into change in control agreements with certain members of senior management, including the named executive officers. Severance protections for each of our named executive officers were established based on prevailing market practices when these agreements were put in place. The severance benefits that would have been payable at December 28, 2019 to named executive officers in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” beginning on page 54.

Effective as of December 2018, golden parachute excise tax gross-ups have been eliminated from all existing change in control agreements with executive officers and will not be included in any new change in control or severance agreement or arrangement.

Perquisites and other benefits

The Company provides certain perquisites to its executive officers as part of its overall compensation program. These perquisites do not constitute a significant percentage of any executive’s total compensation package and are comparable to perquisites offered by the companies with whom the Company competes for talent. The perquisites provided in 2019 were: financial planning services, life and long-term disability insurance, home security system services, executive medical exams, and up to $5,000 of Company products for executive officers (with the exception of James M. Loree, who receives $10,000 as a result of his director role), as more fully set forth on page 43. The Company product programs are designed to encourage Company executives to use, and encourage others to use, Company products.

The Compensation Committee reviews perquisites periodically and, based on a detailed review of perquisites completed in 2016, the Company has eliminated the car allowance perquisite as current lease arrangements expire. At the end of 2019, none of the named executive officers had a car allowance perquisite. The provision of financial planning services, life and long-term disability insurance, and executive medical exams is consistent with general market practice and, the Compensation Committee believes, provides a benefit to the Company by encouraging the Company’s executives to maintain their health and financial well-being. The Company provides home security systems and services to executives to help ensure their safety and that of their families and to increase their familiarity with the Company’s security offerings. The Company also permits limited personal use of corporate aircraft by certain executives. The Company does not provide tax gross-ups on any perquisites.

OTHER COMPENSATION POLICIES & CONSIDERATIONS

Executive Officer Stock Ownership Policy

In furtherance of the Company’s objective to create an ownership culture and because the Compensation Committee believes the meaningful investment in the Company by executive officers better aligns their interests with those of the Company’s shareholders, the Company maintains a Stock Ownership Policy for Executive Officers. This policy requires our executive officers to reach the minimum levels of stock ownership laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position.

A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance Highlights” subheading).

Minimum Ownership
CEO	600% of base salary
CFO	500% of base salary
Other Executive Officers	300% of base salary

Hedging; Pledging

The Board has adopted a policy prohibiting hedging transactions and disallowing pledging transactions subject to narrow exceptions as further described below. Pursuant to this policy, hedging of any type by officers, directors and employees is prohibited, including entry into any prepaid variable forward contracts, equity swaps, collars, exchange funds or other transactions involving Company securities that could be used to hedge or offset any decrease in the value of the Company’s stock. Officers, directors and employees are also prohibited from maintaining Company securities in a margin account. Any officer, director or employee who wishes to pledge shares as collateral for a loan must demonstrate that he or she has the financial capability to repay the loan without resorting to the pledged securities and obtain the prior written approval of the General Counsel. This policy is included in the Company’s Code of Business Ethics, which is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance Highlights” subheading).

Forfeiture of Awards in the Event of Restatement

The Board has adopted a “recoupment” or “clawback” policy relating to unearned equity and cash incentive compensation of all executive officers. Pursuant to this policy, in the event the Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate any of its financial statements, the Board (or a committee thereof) will take such action as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, requiring reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options. In determining what actions are appropriate, the Board (or committee thereof) will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance Highlights” subheading).

Timing of Stock Option and RSU Grants

Annual grants of stock options and RSUs to executive officers are usually made at a regularly scheduled meeting of the Compensation Committee held during the fourth quarter of each year. The grant date of stock option and RSU awards is the date of the Board meeting held during the fourth quarter (typically the day after the Compensation Committee meeting) and grants to other eligible employees typically are approved on the same date. The exercise price for all stock option grants is the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.

The Compensation Committee may occasionally make off-cycle grants during the year. Such off-cycle grants are typically associated with promotions, hiring, acquisitions, or other significant business events that would likely have an adverse impact on our ability to acquire or retain management talent. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to make annual grants and occasional off-cycle grants to employees who are not executive officers of the Company. The grant date for any grants made by the Company’s Chief Executive Officer is either the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization.

Tax Deductibility Under Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code” and Section 162(m) of the Code, “Section 162 (m)”), the Company is prohibited from deducting compensation in excess of $1,000,000 paid in a year to each of the Chief Executive Officer and the other “covered employees” as defined in Section 162(m). An exception to this $1,000,000 deduction limitation was historically available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations. As a result of tax legislation that went into effect on December 22, 2017, this exception for performance-based compensation will not be available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transition relief contemplated in the 2017 tax legislation.

Therefore, certain compensation paid under the MICP and certain of our long-term equity awards originally designed with the intent that such amounts qualify as “performance-based compensation” is not expected to be deductible in the future. Although the Compensation Committee will continue to analyze the impact that Section 162(m) and the potential lack of deduction associated with amounts paid in excess of the deduction limitation may have on the Company, the Compensation Committee continues to retain the flexibility to make decisions with respect to the Company’s compensation programs that are based on factors other than Section 162(m) and related tax consequences. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m). However, because of the importance of linking pay and performance, at this time the Compensation Committee expects to continue to impose performance conditions on its annual and long-term incentive compensation elements paid to executive officers.

Assessment of Risk Arising from Compensation Policies and Practices

The Compensation Committee reviews, on a periodic basis, the operation and structure of the Company’s compensation programs and has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Committee has concluded that the Company’s compensation practices and policies do not create such risks based on the following considerations:

As discussed on page 29, under the MICP, each participant has an opportunity to earn a threshold, target or maximum bonus amount that is contingent on achieving established performance goals. MICP goals generally fall into two categories:

corporate goals, consisting of adjusted diluted EPS, organic sales growth and cash flow multiple (operating cash flow less capital expenditures divided by net earnings); and

divisional goals, such as divisional operating margin, working capital management and group organic sales percent.

Divisional goals are established with overall corporate objectives in mind and do not conflict with corporate goals. To further minimize the risk that any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals, at least 20% of the annual bonus opportunity for all managers is based on achievement of the corporate goals. In addition to divisional goals, managers other than named executive officers may be assigned individual performance goal targets as a component of their MICP award. Any such individual achievement goals account for a small percentage of the total bonus opportunity and, accordingly, it is unlikely that any individual would pursue achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.

The Company’s long-term incentive programs are similarly unlikely to create risks that are reasonably likely to have a material adverse effect on the Company. As discussed on pages 29-30, there are two elements to the Company’s long-term incentive programs:

(i)	grants of stock options and/or RSUs that vest over time (typically four years); and

(ii)	grants of performance units that vest based on performance over a specified performance cycle (typically three years).

The RSU and stock option grants align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it unlikely that award recipients will pursue behaviors that create a material risk to the Company. Performance unit grants generally are earned based on achievement of corporate performance goals. A portion of each performance unit grant is contingent on achieving stated levels in diluted EPS during the performance period, a portion is based on targets relating to CFROI, and a portion is contingent on achieving TSR relative to a peer group. The Company believes that using diluted EPS and CFROI as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth while including three-year TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether diluted EPS and CFROI goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved EPS and CFROI are determined to take into account certain nonrecurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally established targets. It also has the effect of eliminating any incentive to take a particular action in order to increase the bonus that would be distributed at the end of the applicable performance period.

The Company has occasionally granted long-term incentive awards to employees to encourage them to reach goals different from those above, such as working capital turnover and inventory turnover objectives. Typically, such programs are designed to incentivize employees to improve the overall performance of the Company, or a particular business, by requiring improvement in processes and, as such, are unlikely to encourage behavior that would have a material adverse effect on the Company.

Other incentive programs that may be available are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues, and no one business unit carries a significant portion of the Company’s risk profile.

In addition, our compensation programs contain many design features that mitigate the likelihood of encouraging excessive or inappropriate risk-taking behavior. These features include robust stock ownership guidelines, a policy against hedging or pledging of Company stock and a “recoupment” or “clawback” policy in the event of a financial restatement as described on page 38.

2019 EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by our named executive officers for each of the last three fiscal years during which they served as executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James M. Loree, President and CEO	2019	1,250,000	0	8,605,044	2,256,750	—	6,180,244	395,511	18,687,549
	2018	1,250,000	0	6,009,512	1,990,500	1,785,000	2,044,304	484,088	13,563,404
	2017	1,204,167	0	5,687,086	2,313,000	2,851,200	3,826,489	329,473	16,211,415

Donald Allan, Jr., Executive Vice President and CFO	2019	732,333	0	2,379,640	752,250	—	0	152,822	4,017,045
	2018	725,000	0	1,793,927	663,500	690,200	0	161,601	4,034,228
	2017	697,500	0	1,568,835	771,000	1,100,880	0	153,265	4,291,480

Jeffery D. Ansell, Executive Vice President and President, Tools & Storage	2019	725,667	0	2,379,640	752,250	—	0	174,584	4,032,141
	2018	725,000	0	1,793,927	663,500	772,850	0	171,281	4,126,558
	2017	697,500	0	1,568,835	771,000	1,245,440	0	187,596	4,470,371

Janet M. Link Senior Vice President, General Counsel and Secretary	2019	545,000	0	1,531,607	752,250	—	0	116,256	2,945,113
	2018	520,000	0	942,622	398,100	371,280	0	80,859	2,312,861
	2017	238,667	740,000	2,308,830	462,600	227,760	0	26,586	4,004,443

John H. Wyatt Senior Vice President & President, Industrial	2019	633,000	0	1,448,445	451,350	—	0	175,371	2,708,166
	2018	629,667	0	1,048,611	398,100	620,625	0	141,731	2,838,734
	2017	560,000	0	2,562,803	462,600	670,320	0	310,293	4,566,016

Footnote to Column (d) of Summary Compensation Table
This column reflects (i) a $350,000 sign-on bonus paid to Ms. Link when she joined the Company in July 2017 and (ii) $390,000, representing the portion of Ms. Link’s annual bonus for the 2017 fiscal year that was guaranteed to be paid pursuant to the terms of her offer letter.

Footnote to Column (e) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all RSUs and performance awards (inclusive of 2019 MICP PSUs) granted during the fiscal years ended December 28, 2019, December 29, 2018, and December 30, 2017, respectively, in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The valuation of performance awards shown in the table is based on the probable outcome at the grant date. The value of the performance award grants included in this column at the grant date, assuming performance at maximum, for grants made in fiscal years 2019, 2018, and 2017, respectively, is as follows: Mr. Loree, $9,173,699/$8,000,114/$8,000,260 for LTIP PSUs and $3,750,020 for 2019 MICP PSUs; Mr. Allan, $2,131,981/$2,195,606/$2,108,449 for LTIP PSUs and $1,450,069 for 2019 MICP PSUs; Mr. Ansell, $2,131,981/$2,195,606/$2,108,449 for LTIP PSUs and $1,450,069 for 2019 MICP PSUs; Ms. Link, $1,068,427/$942,622/$0 for LTIP PSUs and $817,557 for 2019 MICP PSUs; Mr. Wyatt, $1,241,027 /$1,261,814/$1,132,608 for LTIP PSUs and $949,404 for 2019 MICP PSUs.

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. In 2019, as discussed on pages 31-33, the MICP bonus plan grants were made in the form of equity-settled MICP PSUs, and accordingly the target value on the grant date is included in this column (e) rather than column (g) where the actual annual cash-settled MICP bonuses were reported for fiscal years 2018 and 2017. Earned MICP PSU awards vest ratably on March 15 of 2020, 2021, and 2022.

Footnote to Column (f) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended December 28, 2019, December 29, 2018, and December 30, 2017, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table
The dollar amounts set forth in this column reflect incentive compensation earned pursuant to the Company’s MICP in respect of the 2018 and 2017 fiscal years, respectively. In 2019, as discussed on pages 31-33, the MICP bonus plan grants were made in the form of equity-settled MICP PSUs, and accordingly the target value on the grant date is included in column (e) of the Summary Compensation Table. Actual awards earned based on performance in relation to plan metrics are set forth on page 32.

Footnote to Column (h) of Summary Compensation Table
For Mr. Loree’s benefit under the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program, the change in the present value of the benefit can be attributed to the passage of time, an increase in average pay, benefits accrued, and changes in certain assumptions. The increase in 2019 SERP expense versus 2018 is primarily attributable to interest rate declines (i.e. the actuarial discount rate).

See the footnote to Column (d) of the Pension Benefits Table on page 50 for the assumptions used in the calculations for fiscal year 2019.

Footnote to Column (i) of Summary Compensation Table
This column reflects (i) Company contributions and allocations in 2019 for Messrs. Loree, Allan, Ansell, Wyatt, and Ms. Link under the Stanley Black & Decker Retirement Account Plan (matching and Core Account (as defined below)) and the Stanley Black & Decker Supplemental Retirement Account Plan (supplemental matching and supplemental Core); (ii) Company costs related to life insurance premiums, car allowances, financial planning services, annual physicals, products acquired through the Company’s Product Programs, installation and maintenance of home security systems, and personal use of corporate aircraft.

Contributions and Allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan

The Company contributions and allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan included in Column (i) of the Summary Compensation Table are set forth below. Certain contributions and allocations under these Plans for Mr. Loree will offset pension benefits as described on page 50.

Name	Defined Contribution Plans ($)
James M. Loree	276,080
Donald Allan, Jr.	107,232
Jeffery D. Ansell	110,695
Janet M. Link	67,093
John H. Wyatt	111,673

The Stanley Black & Decker Retirement Account Plan, an Internal Revenue Code Section 401(k) retirement plan that covers certain employees of the Company and its U.S. affiliates who are subject to the income tax laws of the United States, features two accounts, a Choice Account, and a Core Account.

The Choice Account offers eligible participants the opportunity for tax-deferred savings and a choice of investment options. For the 2017, 2018 and 2019 calendar years, a 50% matching allocation was provided on the first 7% of pay contributed by a participant on a pre-tax basis for the year. Pay ordinarily includes salary, management incentive bonuses, certain other taxable compensation and elective contributions by a participant to the Stanley Black & Decker Retirement Account Plan or another plan sponsored by Stanley Black & Decker (or one of its wholly-owned subsidiaries) that meets the requirements of Section 125 or 401(k) of the Code. Annual pay and the amount of elective contributions are subject to limits set forth in the tax law. Participants are permitted to direct the investment of all funds credited to their Choice Accounts. Matching allocations are vested upon the earlier of a participant’s completion of one year of service or his/her attainment of age 55 while employed by the Company or one of its wholly-owned subsidiaries. Vesting is accelerated in certain circumstances, as described below.

The Core Account provides a retirement benefit for certain participants. This account is 100% funded by separate allocations that are not dependent on contributions by participants. The Core Account is subject to investment direction by a participant. Regular allocations to a Core Account for a calendar year are based on the participant’s age as of the last day of the year and pay for each calendar quarter during the year, as described above, and are subject to the limits of the tax law, with allocations for a calendar quarter contingent upon a participant having employment status on the last day of the calendar quarter, as follows:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40–54	4%
55 and older	6%

Allocations to a participant’s Core Account become 100% vested upon completing three years of service, except as described below. Effective January 1, 2011, a participant becomes fully vested in the matching allocations to the Choice Account and the allocations credited to the Core Account in accordance with these same rules, except that full vesting also applies upon reaching age 55 while employed by the Company or if, while employed by the Company, the participant dies or becomes disabled.

The vested accounts are payable to a participant in a lump sum upon termination of employment and, effective January 1, 2011, if payments are made after a participant reaches age 70 ½, the participant may elect instead to receive annual installment payments equal to the minimum required distributions under the tax law. If a participant dies, the total vested value of the participant’s accounts (including amounts that became vested upon death while employed by the Company) is payable in a lump sum to his or her beneficiary.

The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program is described on page 50 under the heading “Pension Benefits.” The Stanley Black & Decker Supplemental Retirement Account Plan is described on pages 51-52 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

Company Cost of Perquisites

Name	Life Insurance ($) (a)	Disability Insurance ($)	Car ($) (b)	Financial Planning ($)	Annual Physical ($)	Product Program ($)	Home Security System ($)	Personal Use of Aircraft ($)	Perquisite Total ($)
James M. Loree	45,087	8,590	13,417	15,000	2,500	5,885	28,952	0	119,431
Donald Allan, Jr.	16,239	7,571	1,917	15,000	2,500	2,363	0	0	45,590
Jeffery D. Ansell	12,161	6,361	21,083	15,000	5,000	0	4,284	0	63,889
Janet M. Link	11,935	7,482	0	15,000	5,000	179	9,567	0	49,163
John H. Wyatt	32,684	9,291	0	15,000	2,485	0	4,238	0	63,698

(a)	Represents the incremental cost of life insurance premiums paid by the Company for the benefit of the named executive officers.

(b)	The Company eliminated the car allowance perquisite as lease arrangements expired. By the end of 2019, none of the named executive officers had a car perquisite.

GRANTS OF PLAN-BASED AWARDS TABLE – 2019 GRANTS

This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended December 28, 2019, granted under the MICP and the 2018 Omnibus Award Plan (the “2018 Plan”), as well as the range of estimated future payouts under the Company’s non-equity incentive programs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
James M. Loree	February 12, 2019				17,885	35,770	71,540					4,586,850
	March 27, 2019				7,367	14,733	29,466					1,875,010
	December 3, 2019							14,222				2,143,184
	December 3, 2019								75,000	150.70	151.80	2,256,750

Donald Allan, Jr.	February 12, 2019				4,157	8,313	16,626					1,065,991
	March 27, 2019				2,849	5,697	11,394					725,034
	December 3, 2019							3,906				588,615
	December 3, 2019								25,000	150.70	151.80	752,250

Jeffery D. Ansell	February 12, 2019				4,157	8,313	16,626					1,065,991
	March 27, 2019				2,849	5,697	11,394					725,034
	December 3, 2019							3,906				588,615
	December 3, 2019								25,000	150.70	151.80	752,250

Janet M. Link	February 12, 2019				2,083	4,166	8,332					534,213
	March 27, 2019				1,606	3,212	6,424					408,778
	December 3, 2019							3,906				588,615
	December 3, 2019								25,000	150.70	151.80	752,250

John H. Wyatt	February 12, 2019				2,420	4,839	9,678					620,513
	March 27, 2019				1,865	3,730	7,460					474,702
	December 3, 2019							2,344				353,229
	December 3, 2019								15,000	150.70	151.80	451,350

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table
In 2019, as discussed on pages 31-33, the MICP bonus plan grants were made in the form of equity-settled MICP PSUs. MICP PSUs earned in respect of the fiscal year 2019 performance period will vest ratably on March 15 of 2020, 2021 and 2022, subject to satisfaction of the applicable service conditions. The threshold, target and maximum MICP PSUs granted on March 27, 2019 are reflected in columns (f), (g) and (h), respectively, of this table.

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table
The performance awards identified in columns (f), (g) and (h) consist of LTIP and MICP PSUs. The LTIP PSUs were awarded by the Board on February 12, 2019, and cover a performance period that commenced at the beginning of the Company’s 2019 fiscal year and expires at the end of the Company’s 2021 fiscal year. Each performance award represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards. If the participant’s employment terminates as a result of Retirement (age 55 and 10 or more years of service), death or disability within the first year of the performance period, awards will be pro-rated but if the participant’s employment terminates after the first year, the award will be fully settled without pro-ration, to the extent performance goals are met. Thirty-five percent of the potential award is contingent on the achievement of earnings per share growth, 40% is contingent on the achievement of cash flow return on investment, and 25% is contingent on total shareholder return relative to the LTIP peer group.

The MICP PSUs were awarded by the Board on March 27, 2019, and cover a one-year performance period consisting of the Company’s 2019 fiscal year. MICP PSUs earned in respect of the performance period will vest ratably on March 15 of 2020, 2021 and 2022. Each performance award represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards. If the participant’s employment terminates as a result of Retirement, death or disability following March 15, 2020, the participant's earned MICP PSUs will immediately vest and be settled. If the participant's employment terminates as a result of death or disability on or before March 15, 2020, the participant will be eligible to vest in a pro-rated portion of his or her earned MICP PSUs. Fifty percent of the potential award is contingent on the achievement of earnings per share growth, 25% is contingent on the achievement of free cash flow, and 25% is contingent on organic sales growth, as more fully discussed on page 29.

Footnote to Column (i) of Grants of Plan-Based Awards Table
The stock awards identified in this column are RSUs awarded on December 3, 2019, that will vest in four equal installments on the first four anniversaries of the date of grant (“annual RSU awards”). An award recipient must generally remain employed until the time of vesting of annual RSU awards, but such awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (j) of Grants of Plan-Based Awards Table
The stock options identified in this column are stock options granted on December 3, 2019 that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (k) of Grants of Plan-Based Awards Table
All stock option grants were made pursuant to the Company’s 2018 Plan. The 2018 Plan, which has been approved by the Company’s shareholders, provides that the purchase price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2018 Plan defines the “Fair Market Value” of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The grant price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table
This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718, Stock Compensation of the stock option grants, RSU grants and performance awards identified in this table. The valuation of performance awards is based on the probable outcome at the grant date. See footnote J of the Company’s report on Form 10-K for additional assumptions used in the valuation of these awards and related disclosures. The value of performance award grants included in this column for the 2019 MICP PSUs and the 2019–2021 performance award period (LTIP PSUs) at the grant date, assuming performance at maximum, is as follows: Mr. Loree, $12,923,719; Mr. Allan, $3,582,050; Mr. Ansell, $3,582,050; Ms. Link $1,885,984; and Mr. Wyatt, $2,190,431.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options, option awards, and RSU awards held by the named executive officers on December 28, 2019.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James M. Loree	50,000	—	—	70.61	12/6/2022
	50,000	—	—	79.70	12/5/2023
	50,000	—	—	95.18	12/5/2024
	50,000	—	—	109.25	12/4/2025
	96,899	32,300	—	121.63	8/1/2026
	56,250	18,750	—	118.66	12/2/2026
	37,500	37,500	—	168.78	12/7/2027
	18,750	56,250	—	130.88	12/4/2028
	0	75,000	—	150.70	12/3/2029
						100,143	16,613,646
								45,309	7,516,708
								16,785	2,784,587

Donald Allan, Jr.	20,000	—	—	95.18	12/5/2024
	20,000	—	—	109.25	12/4/2025
	18,750	6,250	—	118.66	12/2/2026
	12,500	12,500	—	168.78	12/7/2027
	6,250	18,750	—	130.88	12/4/2028
	0	25,000	—	150.70	12/3/2029
						29,787	4,941,721
								10,530	1,746,894
								4,607	764,218

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffery D. Ansell	20,000	—	—	109.25	12/4/2025
	18,750	6,250	—	118.66	12/2/2026
	12,500	12,500	—	168.78	12/7/2027
	6,250	18,750	—	130.88	12/4/2028
	0	25,000	—	150.70	12/3/2029
						29,206	4,845,333
								10,530	1,746,894
								4,607	764,218

Janet M. Link	7,500	7,500	—	168.78	12/7/2027
	3,750	11,250	—	130.88	12/4/2028
	0	25,000	—	150.70	12/3/2029
						19,387	3,216,384
								5,277	875,443
								2,203	365,420

John H. Wyatt	10,000	—	—	79.70	12/5/2023
	10,000	—	—	95.18	12/5/2024
	10,000	—	—	109.25	12/4/2025
	11,250	3,750	—	118.66	12/2/2026
	7,500	7,500	—	168.78	12/7/2027
	3,750	11,250	—	130.88	12/4/2028
	0	15,000	—	150.70	12/3/2029
						45,733	7,587,039
								6,129	1,016,867
								2,647	439,212

Footnote to columns (b) and (c)
All of the options identified in columns (b) and (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) vest in four equal annual installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to column (g)
The awards identified in this column include (i) time-vesting RSUs that have not yet vested; (ii) the performance awards for the 2017–2019 LTIP performance program, which vested upon distribution in the first quarter of 2020 based on achievement of performance goals as set forth in the Compensation Discussion and Analysis on page 21; (iii) a portion of the performance awards for the 2018–2020 LTIP performance program, which will vest following the end of the applicable performance period; (iv) a portion of the performance awards for the 2019–2021 LTIP performance program, which will vest following the end of the applicable performance period; and (v) the MICP PSUs for the 2019 MICP performance program, which will vest in three equal installments following the end of the applicable performance period.

The number of shares not yet vested attributable to the 2018–2020 and 2019–2021 LTIP performance programs reflect achievement of annual goals included in the programs as follows:

	EPS Goals Achieved	CFROI Goals Achieved
2018–2020 Performance Award	2018: between threshold and target	2018: below threshold
	2019: below threshold	2019: between threshold and target

2019–2021 Performance Award	2019: between threshold and target	2019: between target and maximum

The number of shares not yet vested attributable to the 2019 MICP performance program reflect actual achievement of annual goals as described on page 32.

The number of time vesting RSUs granted to each executive that had not vested as of December 28, 2019 is as set forth in the table below. Unless otherwise indicated, awards vest in four equal installments on the first four anniversaries of the grant date.

Grantee	Grant Date	Vesting Schedule	Number of Units not yet vested
James M. Loree	December 2, 2016		4,076
	December 7, 2017		4,998
	December 4, 2018		11,516
	December 3, 2019		14,222

Donald Allan, Jr.	December 2, 2016		1,359
	December 7, 2017		1,525
	December 4, 2018		3,990
	December 3, 2019		3,906

Jeffery D. Ansell	December 2, 2016		1,359
	December 7, 2017		1,525
	December 4, 2018		3,990
	December 3, 2019		3,906

Janet M. Link	July 19, 2017		6,793
	December 7, 2017		915
	December 4, 2018		2,394
	December 3, 2019		3,906

John H. Wyatt	December 2, 2016		816
	December 2, 2016	Vests in two equal installments on December 2, 2020 and December 2, 2021	20,000
	December 7, 2017		915
	December 7, 2017	Vests in full on December 7, 2022	10,000
	December 4, 2018		2,394
	December 3, 2019		2,344

Footnote to column (i)
The shares identified in this column are the number of shares that may be issued pursuant to the 2018–2020 and 2019–2021 performance awards that are not included in column (g). Because 2019 EPS performance exceeded the threshold established for the 2019 fiscal year and 2019 CFROI performance exceeded the target established for the 2019 fiscal year for the 2019–2021 award, EPS and CFROI performance was assumed at target and maximum, respectively. Because 2019 EPS performance was below threshold for the 2019 fiscal year and 2019 CFROI performance exceeded the threshold established for the 2019 fiscal year for the 2018–2020 award, EPS and CFROI performance was assumed at threshold and target, respectively. Because the 2017–2019 TSR exceeded the target TSR established for the 2018–2020 and 2019–2021 awards, these figures assume performance at target. See summary of assumed performance below:

	EPS Performance Assumed	CFROI Performance Assumed	TSR Performance Assumed
2018–2020 Performance Award	2019: threshold	2019: target	maximum

2019–2021 Performance Award	2019: target	2019: maximum	maximum
	2020: target	2020: maximum

The awards for the performance periods ending at the end of fiscal years 2020 and 2021 vest upon distribution, which will occur during the first quarter of the fiscal year immediately following the performance period. An award recipient must generally remain employed until the time of settlement of performance awards. In the event employment is terminated by reason of retirement, death or disability, the 2018–2020 awards will be pro-rated; the 2019–2021 awards will be pro-rated if the participant’s employment terminates during the first year, and will be settled without pro-ration thereafter, to the extent performance targets are met.

Option Exercises and Stock Vested During 2019 Fiscal Year

The following table provides information concerning options exercised and shares vested for each named executive officer during the Company’s 2019 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
James M. Loree	50,000	4,017,740	42,492	5,892,931
Donald Allan, Jr.	40,000	3,295,313	30,455	4,469,704
Jeffery D. Ansell	20,000	1,334,400	30,619	4,491,158
Janet M. Link	0	0	4,651	685,929
John H. Wyatt	17,500	1,608,398	8,900	1,230,608

Footnote to columns (d) and (e)
Shares acquired are time-vesting RSUs that vested during 2019 and performance awards for the 2016–2018 performance period that vested upon distribution in March 2019. The totals in columns (d) and (e) include shares withheld to cover taxes on vesting of RSUs and performance awards. The amounts in column (e) were determined by multiplying the number of shares that vested by the average of the high and low price of a share of Company common stock on the applicable vesting dates.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under the Company’s non-qualified defined benefit pension plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
James M. Loree	Stanley Black & Decker, Inc.
	Supplemental Executive Retirement Program	20.5	23,181,233	0

Donald Allan, Jr.	N/A	N/A	N/A	N/A

Jeffery D. Ansell	N/A	N/A	N/A	N/A

Janet M. Link	N/A	N/A	N/A	N/A

John H. Wyatt	N/A	N/A	N/A	N/A

Footnote to Column (b) of Pension Benefits Table

Stanley Black & Decker Inc. Supplemental Executive Retirement Program

The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program (the “Supplemental Executive Retirement Program”) provides benefits on a non-qualified basis to certain executive officers of the Company. Pursuant to amendments approved in 2007, the Supplemental Executive Retirement Program is closed to new participants. Mr. Loree is the only named executive officer who participates in the Supplemental Executive Retirement Program. Under the Supplemental Executive Retirement Program, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of average pay for each of the next five years of service thereafter. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and management incentive pay) for any consecutive 36-month period. The benefit will be reduced by the Core Account benefits payable under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan. Mr. Loree has elected to receive his benefit in the form of a 100% joint and survivor annuity. Mr. Loree’s benefits are fully vested.

Footnote to Column (d) of Pension Benefits Table

The present value of each accumulated benefit of the named executive officers is based on the following assumptions: (i) that Mr. Loree will receive benefits in a 100% joint and survivor annuity, based on his written election, at his age at the 2019 fiscal year-end, but delayed 5½ years (due to a six-month delay because Mr. Loree is a “specified employee” of the Company within the meaning of Internal Revenue Code Section 409A, plus an additional five years in accordance with the applicable provisions of the Stanley Black & Decker Inc. Supplemental Executive Retirement Program and Internal Revenue Code Section 409A, because Mr. Loree changed his form of payment election from a lump sum to an annuity in 2013); (ii) the named executive officer will not die or withdraw funds before retirement; (iii) adjusted Pri-2012 mortality table and Scale MP-2018 future mortality improvement scale, and (iv) a discount rate of 3.39% for the Stanley Black & Decker Inc. Supplemental Executive Retirement Program.

Non-Qualified Defined Contribution and Deferred Compensation Plans

The following table shows the executive contributions, earnings and account balances for fiscal 2019 for each named executive officer participating in the Stanley Black & Decker Supplemental Retirement Account Plan, a non-qualified defined contribution plan and, for Mr. Allan, the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
James M. Loree	444,500	249,780	734,912	0	7,839,581
Donald Allan, Jr.
Supplemental Retirement Account Plan	36,616	80,932	208,600	0	2,067,577
Deferred Compensation Plan	0	0	3,867	0	123,601
Jeffery D. Ansell	104,896	89,995	601,242	0	3,085,635
Janet M. Link	47,790	46,392	14,225	0	157,301
John H. Wyatt	49,774	85,373	57,493	0	490,582

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The Company maintains the Stanley Black & Decker Retirement Account Plan, the Stanley Black & Decker Supplemental Retirement Account Plan, and the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan. The Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan has been closed to new deferrals. Certain employees, including the Company’s executive officers, may now defer bonuses and other compensation pursuant to the Stanley Black & Decker Supplemental Retirement Account Plan.

The compensation that may be deferred by employees and the amounts that may be credited to their accounts under the Stanley Black & Decker Retirement Account Plan are limited due to certain provisions of the Internal Revenue Code and the regulations thereunder. The Stanley Black & Decker Supplemental Retirement Account Plan provides executive officers and certain other employees with benefits that cannot be provided under the Stanley Black & Decker Retirement Account Plan.

An eligible employee can defer up to 50% of base salary and up to 100% of his or her management incentive bonus each year under the Stanley Black & Decker Supplemental Retirement Account Plan. Prior to January 1, 2019, the Company ordinarily made matching contributions under the Stanley Black & Decker Supplemental Retirement Account Plan equal to 50% of the elective deferral contributions from up to 7% of the portion of compensation earned during the year that consists of salary and management incentive bonuses, including elective contributions made from such salary and management incentive bonuses under the Stanley Black & Decker Supplemental Retirement Account Plan or an arrangement described in Internal Revenue Code Section 125 or 401(k), that exceeds the amount of such compensation that may be recognized under the Stanley Black & Decker Retirement Account Plan. Effective January 1, 2019, the Company, at its discretion, determines whether matching contributions will be made for a particular year. If the Company decides to make matching contributions for a year, it will make contributions, in an amount determined in its discretion, that may constitute part or all of or more than the matching contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019.

Effective from January 1, 2011 to December 31, 2018, supplemental Core contributions were made for certain participants in the Stanley Black & Decker Supplemental Retirement Account Plan, determined on the basis of the formulas in the Stanley Black & Decker Retirement Account Plan for Core allocations, as applied to compensation in excess of the compensation recognized under the Stanley Black & Decker Retirement Account Plan. Effective January 1, 2019, the Company, at its discretion, determines whether Core contributions will be made for a particular year. If the Company decides to make Core contributions for a year, it will make contributions, in an amount determined in its discretion, that may constitute part or all of or more than the Core contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019.

Effective January 1, 2011 all matching contributions credited under the Stanley Black & Decker Supplemental Retirement Account Plan, including any supplemental matching contributions that were made prior to 2011, are vested upon completion of one year of service or, if earlier, upon an active employee reaching age 55, becoming disabled, or death. Effective January 1, 2011, all Core contributions credited under the Stanley Black & Decker Supplemental Retirement Account Plan, together with prior supplemental cornerstone contributions, are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

All of the supplemental accounts that are described above are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant receives a lump sum distribution, or two- or five-year annual installment payments, based on his or her distribution election of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, prior to commencing his or her distribution, the vested supplemental account balances are payable in a lump sum or installments, based on the participant’s distribution election, to the designated beneficiary of the participant. Mr. Loree’s vested accounts that are credited with funds attributable to his supplemental cornerstone contributions, his supplemental Core contributions, and his supplemental Core Transition Benefit contributions will be distributed at the same time and in the same form as his benefit under the Stanley Black & Decker Supplemental Executive Retirement Program. His vested accounts that are credited with funds attributable to his pre-2016 elective deferral contributions and matching contributions will be distributed in a lump sum upon his separation from service, plus 10½ years (on account of the change in election and being a specified employee) or, if earlier, upon his death. Mr. Loree’s vested accounts attributable to elective deferral contributions and matching contributions credited for 2016, 2017, 2018 and 2019 will be distributed in five annual installments commencing upon his separation from service, plus six months (because he is a specified employee) or, if earlier, upon his death.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The executive contributions listed in column (b) are reported as compensation in column (c) of the Summary Compensation Table or, to the extent contributions reflect a deferral of MICP bonus payments for the 2018 fiscal year, which were payable in 2019, in column (g) of the Summary Compensation Table for the 2018 year.

The Company contributions listed in column (c) are reported as compensation in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

Participants in the Supplemental Retirement Account Plan may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet. During the plan year ended December 31, 2019, the accounts of the named executive officers under the plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Black & Decker Stock Fund 40.48%; Stable Value Fund 2.79%; Fixed Interest Rate Fund 3.98%; Loomis Sayles Core Plus Fixed Income Fund 9.42%; SSgA US Intermediate Government/Credit Bond Index Fund 6.76%; EB DL Non SL Aggregate Bond Index Fund 8.58%; SSgA US Inflation Protected Bond Index Fund 8.38%; EB DL Non SL Stock Index Fund 31.44%; SSgA U.S. Total Market Index Fund 30.95%; SSgA US Extended Market Index Fund 28.13%; SSgA Global Equity ex US Index Fund 21.74%; Neuberger Berman Genesis Fund 29.65; Dodge & Cox International Stock Fund 22.78%; Blackrock LifePath Index Retirement Fund 15.51%; Blackrock LifePath Index 2025 Fund 18.49%; Blackrock LifePath Index 2030 Fund 20.65%; Blackrock LifePath Index 2035 Fund 22.71%; Blackrock LifePath Index 2040 Fund 24.60%; Blackrock LifePath Index 2045 Fund 25.94%; Blackrock LifePath Index 2050 Fund 26.51%; Blackrock LifePath Index 2055 Fund 26.56%; Blackrock LifePath Index 2060 Fund 26.57%. Mr. Allan’s account under the Deferred Compensation Plan for participants in the Company’s Management Incentive Compensation Plan was credited with earnings at a rate of 4.59%, pursuant to the terms of the Plan. The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Footnote to column (e) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The amount set forth in column (e) represents the distribution of funds in the Stanley Black & Decker Supplemental Retirement Account Plan pursuant to the terms of that plan.

Executive Officer Agreements

Agreement with James M. Loree, President and Chief Executive Officer

In connection with Mr. Loree’s appointment as Chief Executive Officer, effective August 1, 2016, the Company and Mr. Loree entered into a letter agreement, dated July 21, 2016, pursuant to which Mr. Loree will be employed as the Company’s Chief Executive Officer on an “at will” basis, and continue to serve as President of the Company and became a member of the Board.

Pursuant to the letter agreement, (i) Mr. Loree’s annual base salary was increased to $1,200,000, and (ii) Mr. Loree would receive (1) an annual cash bonus under the Company’s MICP or a successor thereto, with a target bonus opportunity as determined by the Board for fiscal years after 2017; (2) annual grants of equity awards with at least 50% of the grant date value of such awards granted each year beginning in 2017 consisting of performance share units and the balance consisting of a mix of stock options and RSUs or other instruments, as determined by the Board in its sole discretion from time to time; (3) employee benefits and perquisites provided to other senior executives of the Company pursuant to the Company’s compensation and benefit plans and arrangements, which may be amended from time to time; (4) continued participation in the Company’s Supplemental Executive Retirement Plan, as may be amended from time to time; and (5) four weeks of paid time off per year.

In the event that Mr. Loree’s employment is terminated by the Company without “Cause” or by Mr. Loree for “Good Reason” (each, as defined in the letter agreement), Mr. Loree will be eligible to receive certain severance payments and benefits, subject to his executing a release of claims in favor of the Company and complying with certain post-termination restrictive covenants (including two-year post-termination non-competition, employee non-solicitation and customer non-solicitation covenants, as well as a perpetual confidentiality covenant) which will be applicable regardless of the reason for Mr. Loree’s termination of employment. Such severance payments and benefits will consist of (a) a lump sum cash severance payment equal to two times the sum of (i) his base salary at termination and (ii) his target annual cash bonus for the year of termination and (b) continued coverage under the Company’s medical, dental, life, vision and prescription drug plans for up to 24 months after termination of employment. Under the letter agreement, Mr. Loree will be deemed to have given notice to the Board, on the date he attains age 65 that he intends to retire from all positions with the Company and its subsidiaries on the 30th day thereafter and such notice shall automatically become effective on such 30th day (unless, in the case of Mr. Loree’s service on the Board, Mr. Loree and the Board mutually agree that Mr. Loree will continue to serve on the Board). See the “Termination Provisions Summary” table on page 56, and the footnotes thereto, for information regarding payments that would have become payable to Mr. Loree if his employment had been terminated effective December 29, 2018.

Agreement with John H. Wyatt, Senior Vice President & President, Industrial

On December 22, 2014, the Company offered John H. Wyatt, a citizen of the United Kingdom who was then on assignment with a Belgian subsidiary of the Company serving as the Company’s President, CDIY Europe, a promotion to President, Sales & Marketing, Global Tools & Storage. As a condition to receiving the promotion, Mr. Wyatt was required to relocate to Towson, Maryland. Consistent with European practice, Mr. Wyatt had entered into an employment agreement with the Company’s Belgian subsidiary; that agreement was replaced by the terms set forth in the December 22, 2014, offer of employment effective December 30, 2014.

Under the terms of the offer letter, (i) Mr. Wyatt’s annual base salary was increased to $540,000, and (ii) Mr. Wyatt would be eligible for (1) participation in the MICP with an annual target bonus opportunity equal to 50% of his annual base salary, and a maximum potential award equal to 100% of his annual base salary, (2) annual performance awards with a target annual value equal to 50% of his annual base salary and a maximum potential annual performance award equal to 100% of his annual base salary, (3) annual equity awards as determined by the Compensation Committee and (4) participation in employee benefit plans generally available to the Company’s senior officers.

Mr. Wyatt also received certain benefits tied to his relocation from Europe to the United States. These benefits ceased on December 31, 2017. Mr. Wyatt will also be reimbursed, pursuant to the Company’s relocation policy, for costs to move back to Europe upon termination of his employment other than a termination for cause by the Company or Mr. Wyatt’s voluntary resignation. The Company will also pay for preparation of Mr. Wyatt’s personal income tax filings in the United States and other jurisdictions for the shorter of the lapse of equity instruments granted while in Europe or the duration of Mr. Wyatt’s employment. This benefit is offset against the financial and estate planning benefit that would otherwise be available to an officer at Mr. Wyatt’s level.

On January 20, 2016, Mr. Wyatt was promoted to President of the Company’s Engineered Fastening business. In connection with the promotion, Mr. Wyatt’s target MICP bonus for the 2016 fiscal year was equal to 70% of his base salary and his maximum bonus is equal to 140% of his base salary, and his target opportunity under the Long-Term Performance Award program for performance periods beginning with the 2016 fiscal year will be 70% of his base salary with a maximum payout of 140% of base salary.

Agreement with Janet M. Link, Senior Vice President, General Counsel and Secretary

In connection with her employment by the Company, the Company and Ms. Link entered into a letter agreement dated June 7, 2017. Under the terms of the letter agreement, Ms. Link’s annual base salary was set at $520,000. Ms. Link is entitled to participate in the MICP with an annual target bonus opportunity equal to 75% of her annual base salary, and a maximum potential award equal to 150% of her annual base salary. For 2017, Ms. Link was guaranteed to receive a payment equal to her target bonus opportunity under the MICP. Ms. Link also will receive (a) annual performance awards beginning with the 2018– 2020 performance cycle, with a target annual value equal to 100% of her annual base salary and a maximum award equal to 200% of her annual base salary, and (b) annual time-based equity awards with a target grant date fair value in 2017 of approximately $735,000. The amount and form of awards in subsequent years will be determined by the Compensation Committee. Upon joining the Company, Ms. Link received a sign-on bonus of $350,000. If Ms. Link voluntarily terminates her employment or is involuntarily terminated by the Company for violation of the Company’s rules or misconduct within two years of her start date, Ms. Link will be required to repay the sign-on bonus. Ms. Link also received a special one-time grant of restricted stock units with a total grant date fair value of $2 million, which will vest in four equal annual installments on the first four anniversaries of the grant date.

Ms. Link also is eligible to participate in employee benefit plans generally available to the Company’s senior officers. She received a one-time relocation allowance of $5,000 to defray incidental expenses not otherwise covered by the Company’s relocation policy.

Agreement with Jeffrey Ansell, Executive Vice President and President, Tools and Storage

On January 23, 2020, the Company entered into a letter agreement with Jeffrey Ansell, pursuant to which Mr. Ansell will continue in his current role as Executive Vice President and President, Tools and Storage through June 30, 2020, and on July 1, 2020 will transition to the role of Executive Vice President, Stanley Black & Decker. In that role, Mr. Ansell will oversee a major organic growth program until December 31, 2021, and thereafter will serve as a strategic advisor to the Company through the end of 2023.

Termination and Change in Control Provisions

Provisions under Company Incentive Plans

The Company’s MICP, its 2009 Long-Term Incentive Plan, the 2013 Long Term Incentive Plan, and the 2018 Plan (collectively, the “LTIPs”) and change in control severance agreements with each of Messrs. Loree, Allan, Ansell, and Wyatt, as well as Ms. Link, and with other senior officers of the Company (the “Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits in connection with a change in control, as such term is defined in the applicable plans and agreements.

Specifically, the MICP and the LTIPs generally provide for a so-called “double trigger” acceleration in connection with a change in control (as defined in the applicable plan). Accordingly, no awards would accelerate if such awards are assumed or replaced with an equivalent award by the resulting entity and the participant does not incur a qualifying termination prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of awards under the LTIPs.

With respect to awards that are not assumed or replaced by the resulting entity, unless otherwise determined by the Compensation Committee at the time of grant, upon the occurrence of a change in control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, assuming achievement at target, and all restrictions applicable to restricted stock and RSUs will immediately lapse.

A change in control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least two-thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Change in Control Agreements with Named Executive Officers

In 2012, the Company adopted a new form of Change in Control Agreement that does not include a tax gross-up provision. On February 17, 2016, the Company entered into a Change in Control Agreement with Mr. Wyatt and on December 19, 2017, the Company entered into a Change in Control Agreement with Ms. Link, in each case using the new Form of Change in Control Agreement. The Change in Control Agreement executed with Mr. Wyatt is on file as exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 29, 2012; the Change in Control Agreement executed with Ms. Link is on file as exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 30, 2017.

On July 21, 2016, in connection with Mr. Loree’s promotion to CEO, the Company entered into a Second Amended and Restated Change in Control Agreement with Mr. Loree amending his initial agreement on May 9, 2003 and the first amended and restated agreement on December 10, 2008. This agreement also does not include a tax gross-up provision. The Change in Control Agreement executed by Mr. Loree is on file as exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 21, 2016.

In December 2018, the Board approved revised Change in Control Agreements for Messrs. Allan and Ansell that went into effect on December 4, 2018. The economic terms and conditions of the new agreements are substantially similar to these executives’ prior change in control agreements, except that no excise tax gross-up provisions were included in the new Form of Change in Control Agreements. As a result, none of the executive officers are currently party to an agreement that contains a tax gross-up provision. The Change in Control Agreements executed by Messrs. Allan and Ansell are on file as Exhibits 10.5 and 10.4, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 29, 2018.

The current Change in Control Agreements with Mr. Wyatt and Ms. Link provide for a two-year term, subject to recurring one-year extensions unless 90 days’ advance notice is given not to extend the term. The Change in Control Agreement with Mr. Loree, and the Change in Control Agreements with Messrs. Allan and Ansell, each provide for a one-year term, subject to recurring one-year extensions unless 90 days’ advance notice is given not to extend the term. Further, if a “change in control” (as defined in the applicable Change in Control Agreements) occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the change in control. A qualifying termination of employment will generally occur if the executive officer’s employment is terminated without “cause” or for “good reason” within two years following a “change in control” (each, as defined in the applicable Change in Control Agreements). The Change in Control Agreements generally provide for the following upon a qualifying termination:

○	a lump sum cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan, Ansell, and Wyatt, as well as Ms. Link) annual base salary;

○	a cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan, Ansell, and Wyatt, as well as Ms. Link) average annual bonus over the 3 years prior to termination;

○	continuation of certain health and welfare benefits and perquisites for 3 years (for Mr. Loree) and 2.5 years (for Messrs. Allan, Ansell, and Wyatt, as well as Ms. Link) (or, if shorter, until similar benefits are provided by the executive officer’s new employer);

○	a payment reflecting the actuarial value of an additional 3 years of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by the Company (for Mr. Loree) and 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company (for Messrs. Allan, Ansell, and Wyatt, as well as Ms. Link); and

○	outplacement services (with the cost to the Company capped at $50,000).

Set forth on pages 56-60 are tables setting forth the dollar amounts that would have been payable at December 28, 2019, the end of the Company’s fiscal year, under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $165.90, the closing price of Company common stock on December 28, 2019, which was the last trading day of the Company’s 2019 fiscal year, for the purpose of calculating all amounts payable in respect of equity awards.

TERMINATION PROVISIONS SUMMARY
James M. Loree

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$6,250,000	$10,001,520	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$0	$0	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$7,490,711	$0
Supplemental Retirement Account contributions	$0	$0	$0	$864,975	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$90,000	$0	$0	$0
Post-termination life insurance	$134,970	$134,970	$138,426	$140,154	$134,970	$0	$134,970
Post-termination health & welfare	$0	$0	$33,750	$50,626	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$5,426,353	$0	$5,426,353	$5,426,353	$5,426,353	$5,426,353	$5,426,353
Vesting of restricted stock units	$5,775,145	$0	$5,775,145	$5,775,145	$5,775,145	$5,775,145	$5,775,145
Vesting of performance shares	$14,561,962	$0	$17,006,167	$17,602,654	$17,301,966	$17,301,966	$14,561,962
Total	$25,898,430	$134,970	$34,629,841	$40,001,427	$28,638,434	$35,994,175	$25,898,430

TERMINATION PROVISIONS SUMMARY
Donald Allan, Jr.

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$733,000	$4,374,704	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$0	$0	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$337,852	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$113,639	$113,639	$131,606	$158,557	$113,639	$0	$113,639
Post-termination health & welfare	$0	$0	$13,112	$32,780	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$1,332,094	$0	$1,332,094	$1,332,094	$1,332,094	$1,332,094	$1,332,094
Vesting of restricted stock units	$1,788,153	$0	$1,788,153	$1,788,153	$1,788,153	$1,788,153	$1,788,153
Vesting of performance shares	$3,680,674	$0	$3,680,674	$4,799,155	$4,740,111	$4,740,111	$3,680,674
Total	$6,914,560	$113,639	$7,678,639	$12,935,795	$7,973,997	$7,860,358	$6,914,560

TERMINATION PROVISIONS SUMMARY
Jeffery D. Ansell

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$733,000	$4,601,129	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$0	$0	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$280,972	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$0	$0	$13,889	$34,723	$0	$0	$0
Post-termination health & welfare	$0	$0	$16,839	$42,098	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$1,332,094	$1,332,094	$1,332,094	$0
Vesting of restricted stock units	$0	$0	$0	$1,788,153	$1,788,153	$1,788,153	$0
Vesting of performance shares	$0	$0	$0	$4,799,155	$4,643,723	$4,643,723	$0
Total	$0	$0	$763,728	$12,990,824	$7,763,970	$7,763,970	$0

TERMINATION PROVISIONS SUMMARY
Janet M. Link

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$545,000	$2,111,300	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$0	$0	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$171,803	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$0	$0	$13,283	$33,207	$0	$0	$0
Post-termination health & welfare	$0	$0	$5,081	$12,701	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$774,156	$774,156	$774,156	$0
Vesting of restricted stock units	$0	$0	$0	$2,172,004	$2,172,004	$2,172,004	$0
Vesting of performance shares	$0	$0	$0	$1,752,402	$1,675,007	$1,675,007	$0
Total	$0	$0	$563,364	$7,140,073	$4,621,167	$4,621,167	$0

TERMINATION PROVISIONS SUMMARY
John H. Wyatt

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$633,000	$2,920,938	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$0	$0	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$297,736	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$124,314	$124,314	$125,955	$128,416	$124,314	$0	$124,314
Post-termination health & welfare	$0	$0	$29,293	$90,460	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Relocation	$0	$0	$182,600	$182,600	$182,600	$182,600	$182,600
Vesting of stock options	$799,256	$0	$799,256	$799,256	$799,256	$799,256	$799,256
Vesting of restricted stock units	$4,390,875	$0	$4,390,875	$4,390,875	$4,390,875	$4,390,875	$4,390,875
Vesting of performance shares	$2,069,743	$0	$2,069,743	$2,792,595	$2,456,456	$2,456,456	$2,069,743
Total	$7,384,188	$124,314	$8,230,722	$11,715,376	$7,953,501	$7,829,187	$7,566,788

Footnotes to Termination Provision Summary Tables
2019 MICP awards are reflected in the Vesting of Performance Shares row and treated as follows in accordance with plan terms and documentation:

●	Awards assumed to be forfeited and cancelled in the event of the following termination scenarios: Voluntary Resignation, Involuntary For Cause, Involuntary Without Cause (no Change-in-Control) and Retirement, except for Mr. Loree who would earn a target award in the event of Involuntary Without Cause (no Change-in-Control) pursuant to his employment agreement

●	Awards assumed to be earned based on actual achievement during the performance period in the event of Disability or Death

●	Awards assumed to be earned based on target achievement during the performance period in the event of the following termination scenarios: Involuntary Without Cause Upon a Change-in-Control

For the amount of benefits payable under the SERP/Retirement Plan to Mr. Loree at age 60, see column (d) of the “Pension Benefits Table” on page 50. The amount reported in the “Termination Provisions Summary Table” for Mr. Loree represents the incremental value that would have been payable in the event of a termination at year-end pursuant to the terms of the SERP/Retirement Plan and the Change in Control Agreements in each scenario.

Benefits that Mr. Loree would be entitled to receive if his employment was terminated by the Company without cause or if he was to terminate his employment as a result of a constructive termination of employment are described on page 52 under the heading “Executive Officer Agreements.” Estimated severance included in the termination tables for Messrs. Allan and Ansell and Ms. Link under the heading “Involuntary w/o cause or voluntary for good reason (no CIC)” reflect the Company’s past practice. If any of these individuals were involuntarily terminated, the terms of separation would be negotiated at that time and approved by the Compensation & Talent Development Committee.

The standard terms of the Company’s stock option and RSU awards provide that those awards will become fully vested upon retirement, as defined in the terms of grant. Retirement for these purposes is defined as achievement of age 55 and 10 years of service with the Company or any affiliate.

Under the terms of the Change in Control Agreements between the Company and Messrs. Loree, Allan, Ansell, and Wyatt, as well as Ms. Link in effect at fiscal year-end, these executives would be entitled to life, health and accident insurance coverage for a period of 3 years (for Mr. Loree) or 2.5 years (for Messrs. Allan, Ansell, and Wyatt, as well as Ms. Link) upon a termination without cause following a change in control. The estimated value of these benefits includes the product of the annual premiums for fully-insured plans and the equivalent costs for self-insured plans paid by the Company for life, health and accident insurance coverage for these executives during 2019 multiplied by the appropriate period of time.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, company products and annual physicals.

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the award terms. For termination upon retirement (age 55 with 10 or more years of service), death or disability, the award provisions specify that distributions would be made, pro rata, at the time awards are otherwise distributed based on the Company’s actual performance during the performance period in respect of the 2018–2020 performance period and in full (not pro-rated) for the 2019–2021 performance period. The value included for awards for the 2018–2020 and 2019–2021 performance periods reflect the following:

●	2018–2020 Performance Program: Performance in 2018 was between the threshold and target EPS goals and below the threshold CFROI goal established for 2018, while performance in 2019 was below threshold EPS goals and between threshold and target CFROI goal established for 2019. Performance was estimated at the target EPS and CFROI goals for 2020.

●	2019–2021 Performance Program: Performance was between the threshold and target EPS goals and between target and maximum CFROI goal established for 2019 and was estimated at target for 2020 and 2021.

●	The calculations with respect to pro-rated distributions upon retirement, death or disability for the 2018–2020 performance period include the amounts that would have been distributed based on achievement of these goals when distributions are made for these programs had retirement, death or disability occurred on December 28, 2019, as well as a pro-rata portion based on performance at target for the TSR component of the 2018–2020 program. The calculations for the 2017–2019 performance period reflect the actual results for 2019; the amounts at target for years 2020 and 2021; and performance at target for the TSR component.

CEO PAY RATIO

Our Company seeks to establish fair and competitive employee compensation programs in each local market within our global operations to effectively attract, retain and motivate our talented workforce.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with SEC regulations, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of our CEO.

Identification of Median Employee

Based on our internal review procedures this year, we do not believe that there have been any changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. More specifically, there has only been an approximately 0.2% increase in our overall global population from October 1, 2018 to October 1, 2019, and we have not made any significant changes to our employee compensation arrangements. The median employee identified in 2017 remains employed in substantially the same role and at the same location as the prior two years. Because there have not been any changes to the determination of the median employee that we reasonably believe would significantly affect this year’s pay ratio, the applicable SEC rules permit us to use the same median employee identified in 2017 in order to calculate this year’s pay ratio.

In 2017, we selected October 1, 2017 as our determination date to identify the median employee and used this date to identify the population of employees to be included in our calculations. We selected annualized base pay as of our October 1, 2018, determination date as the most appropriate measure of compensation for identifying our median employee and applied this measure consistently across our employee population. For our salaried population, we used annualized salary; for our hourly population, we used the hourly rate of pay multiplied by the number of hours worked exclusive of overtime, bonuses or other earnings, translated to U.S. dollars.

Annual Total Compensation of Median Employee

We calculated the median employee’s annual total compensation for 2019 in accordance with the requirements of Item 402(c)(2) of Regulation S-K (the rules used to calculate the compensation included in the Summary Compensation Table) (the “SCT Compensation”). Consistent with our 2018 and 2017 CEO Pay Ratio calculation, in order to more accurately represent our overall compensation programs, we added the estimated value of health and welfare benefits provided to the median employee during 2019. Based on this, our median employee’s total annual compensation, inclusive of benefits, was an estimated $43,316.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the SCT Compensation as reported in the “total” column of our 2019 Summary Compensation Table, and then added the $19,562 estimated value of health and welfare benefits provided to the CEO during 2019 to maintain consistency between the annual total compensation of our CEO and our median employee. Using this calculation, our CEO’s annual total compensation was $18,707,111.

Pay Ratio

Based on our CEO’s annual total compensation compared to the compensation for the estimated median employee, our estimated pay ratio as calculated pursuant to applicable SEC regulations is 432:1. The Company’s estimated pay ratio increased from 284:1 in 2018 to 432:1 in 2019, primarily attributable to the increased pension expense associated with interest rate declines.

Our estimated pay ratio is influenced by a number of factors, including the geographic distribution of our employees, the mix of hourly versus salaried employees included in our employee population, and compensation trends within our specific industry. As a result of these and other variables, we do not believe comparisons to the pay ratios of other companies, including our competitors, are likely to be meaningful.

ITEM 2—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, and in accordance with the results of the 2017 shareholder advisory vote regarding the frequency of the advisory vote on compensation of our named executive officers, we are asking you to vote on a non-binding, advisory basis on the below resolution at the 2020 Annual Meeting.

This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. At the 2017 Annual Meeting, a majority of the Company’s shareholders voted in favor of holding a Say on Pay advisory vote on an annual basis, and, in light of this vote, the Board adopted a policy of holding Say on Pay votes annually. Therefore, unless our Board determines otherwise, we will continue to hold Say on Pay votes on an annual basis, and the next Say on Pay advisory vote following this year’s vote will be held at the 2021 Annual Meeting.

Before you vote, please review the Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our long-term vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations.

●	Company Performance in 2019: Company performance in 2019, as discussed in more detail in our Annual Report on Form 10-K, was as follows:

● revenues totaled $14.4 billion, up 3% from 2018 with 3% organic growth;*

● GAAP diluted EPS was $6.35; and

● adjusted diluted EPS was $8.40,** up 3% from 2018.

●	The Board’s Responsiveness to Shareholders Resulted in a 94.1% Approval in Last Year’s Say on Pay Vote: The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs as evidenced by last year’s “Say on Pay” vote and determined that our executive compensation programs are designed to reward pay for performance.

●	We Delivered Strong Shareholder Return over the Long Term: Our five- and ten-year annualized total shareholder return was 13.5% and 14.7%, respectively. This was substantially above the S&P 500 five- and ten-year annualized total shareholder return of 11.4% and 13.4%, respectively.

●	Long-Term Performance Targets Are Challenging: Over the last five years, none of our long-term incentive programs have paid out at maximum.

●	Pay for Performance Alignment Is Strong: When measured against our peers, our executive compensation programs demonstrate strong alignment between executive pay and Company performance. In the most recently available three-year period (2016–2018), when our TSR and pro-forma composite financial performance (based on EPS growth, cash flow multiple and cash flow return on investment) relative to our Compensation Peer Group were at the 15th and 36th percentiles respectively, CEO realizable pay was at the 39th percentile in our Compensation Peer Group.

●	Target Compensation for Our Named Executive Officers Reflects Market Conditions: We regularly benchmark our compensation program against market norms. Total compensation opportunity for our named executive officers is targeted to and reasonably aligned with the median percentile of our peer group.

*	Organic growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts.

**	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions appearing on pages 21-61 of the Company’s Proxy Statement for the 2020 Annual Meeting.

For these reasons, the Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narratives and descriptions in this Proxy Statement. The Say on Pay advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2019, as described in this Proxy Statement.

The result of the Say on Pay vote is advisory in nature and will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.

ITEM 3—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for 2020 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors since 1932. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as the Company’s independent auditor is in the best interests of the Company and its investors. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2020 fiscal year.

Fees of Independent Auditors

General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2019, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2019. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget amount. With respect to non-audit services, the Audit Committee will consider and, if appropriate, give pre-approval to specific sub-categories of such services with related budget amounts. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The Audit Committee approved all of the services described below in accordance with its pre-approval policies and procedures. The aggregate fees billed to the Company by Ernst & Young for professional services in 2018 and 2019 were as follows:

Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2018 and 2019 were approximately $14,051,000 and approximately $14,282,000, respectively.

Audit-Related Fees. The aggregate fees billed by Ernst & Young to the Company in 2018 and 2019 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were approximately $105,000 and approximately $558,000, respectively. Audit-related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

Tax Fees. The aggregate fees billed by Ernst & Young to the Company in 2018 and 2019 for professional services rendered for tax compliance, tax advice and tax planning were approximately $6,079,000 and approximately $5,217,000, respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees. The aggregate fees billed by Ernst & Young to the Company in 2018 and 2019 for services other than audit services, audit-related services and tax services were approximately $7,000 for access to their global online resource for accounting and financial reporting literature and thought leadership.

ITEM 4—RIGHT TO ACT BY WRITTEN CONSENT

The Company is not responsible for the content of this shareholder proposal or its supporting statement.

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has notified the Company that he will present the following proposal at the 2020 Annual Meeting:

Proposal 4 - Adopt a New Shareholder Right - Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote hereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%- support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting.

Plus Stanley Black & Decker has an unusually high 35% stock ownership requirement for shareholders to call a special meeting. It may be necessary for 70% of shares to submit paperwork for a special meeting because half of the special meeting paperwork submitted could have technical errors. Company attorneys often demand strict accuracy.

Please vote yes:

Adopt a New Shareholder Right - Written Consent - Proposal 4

COMPANY STATEMENT IN OPPOSITION

The Board of Directors recommends a vote AGAINST this proposal because the Board views the change that the proposal requests as contrary to the best interests of all our shareholders.

The Board and management regularly monitor and evaluate trends in corporate governance and compare trends and feedback from our shareholders against current practices. We understand that corporate governance practices evolve and are committed to ensuring that the Company is responsive to new developments. Careful evaluation and engagement are a priority at all levels. Based on our conversations with our shareholders and after considered review, the Board believes this proposal is unnecessary given the Company’s strong corporate governance practices, including the ability of shareholders to call special meetings and nominate directors for election at our annual meetings through the proxy access right.

Action by written consent may be detrimental to the interests of shareholders as it allows holders of a simple majority of the Company’s shares to take action on a proposal. In practice, it would potentially permit a small group of shareholders, who may be short-term speculators with no fiduciary duties to other shareholders to initiate a proposed action without notice or even potentially consummate action without giving an opportunity for other shareholders to openly evaluate the proposal. This would disenfranchise large contingents of our shareholder base by denying them the ability to vote on proposed shareholder actions and share their views, ask questions and discuss the merits of the proposal in an open venue. The Board does not believe it is part of an appropriate governance structure for a widely-held public company. Furthermore, if action by written consent is adopted, multiple groups of shareholders would be able to solicit written consents at any time, which could lead to confusion and be disruptive to the Company’s corporate governance functions. Therefore, the Board believes that the existing right of shareholders to call special meetings, in contrast to action by written consent, is a better alternative for shareholder enfranchisement.

Unlike the ability to act by written consent, special meetings called by shareholders provide notice to the entire shareholder base and give each concerned shareholder the ability to vote. Special meetings occur at a time and date that is publicly announced in advance and provide an opportunity to each shareholder to express their views. The Board believes the ability for shareholders to call a special meeting of shareholders is more aligned with the interests of all shareholders and the Company, in part because it permits matters to be presented in a fair, transparent and orderly manner. To that end, following extensive shareholder engagement and feedback, the Board recently amended our Bylaws to reduce the minimum aggregate stock ownership threshold for calling special meetings from 35% to 25%. This is an example of how over the past few years, the Board has made changes to our governance practices and policies as a result of our continued engagement and remains committed to maintaining an open dialogue with our shareholders and a robust engagement program.

In addition to the special meeting right, the following existing corporate governance practices demonstrate the Board’s commitment to strong and evolving corporate governance practices:

●	Proactive adoption of a proxy access bylaw on market-standard terms

●	Mandatory director resignation for failure to receive majority vote in uncontested director elections, under the Company’s Bylaws and the opt-in provisions of the Connecticut Business Corporation Act

●	Annual election of directors, with a supermajority of independent directors (all except our Chief Executive Officer)

●	Independent chairman

●	Annual say-on-pay vote

●	Shareholder-approved director fee cap

●	Meaningful stock ownership and retention guidelines

●	Robust annual Board evaluation process

●	Commitment to diversity and inclusion on the Board and throughout the Company and its leadership, including recent amendments to the charter of the Corporate Governance Committee to formally confirm its commitment to the consideration of diversity in the process of identifying director candidates

●	No shareholder rights (“poison pill”) plan in place

These governance practices have been designed to ensure accountability and demonstrate engagement and commitment to sound corporate governance practices. For these reasons, the Board recommends that you vote against this proposal.

Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” this proposal.

VOTING INFORMATION

Only shareholders of record as of February 14, 2020, are entitled to vote.

The Company has one class of outstanding common shares. Only shareholders of record at the close of business on February 14, 2020, as shown in our records (the record date), will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 154,025,464 shares of common stock, $2.50 par value, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken.

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

Vote required for approval

As long as holders representing at least a majority of the shares of Company common stock outstanding as of February 14, 2020 are present at the Annual Meeting in person or by proxy:

Because the election of directors is uncontested, the term of a current director nominee who receives more votes “against” than “for” election will end on the date that is the earlier of (i) ninety (90) days from the date on which the voting results are determined, or (ii) the date on which the Board selects an individual to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board. The Board (excluding such nominee) may select any qualified individual to fill the office held by a director who receives more votes “against” than “for” election. A properly executed proxy marked “abstain” as to any director will not be voted in connection with the election of that director.

The following matters will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast against that proposal:

●	the compensation of the Company’s named executive officers (on an advisory basis),

●	the proposal to appoint Ernst & Young LLP as the registered independent public accounting firm for the 2020 fiscal year, and

●	the shareholder proposal regarding action by written consent, if properly presented.

Voting your shares registered in your name or held in “street name”

The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	GO TO THE WEBSITE: www.envisionreports.com/SWK to vote over the Internet anytime up to 7:00 a.m. EDT on April 17, 2020, and follow the instructions provided on that site.

(2)	CALL 1-800-652-8683 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 17, 2020, and follow the instructions provided in the recorded message.

(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the postage-prepaid envelope provided. Your proxy card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, prior to the commencement of the Annual Meeting at 9:30 a.m. EDT on April 17, 2020, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)

If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Wells Fargo Bank, N.A., in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	GO TO THE WEBSITE: www.envisionreports.com/SWK to vote over the Internet anytime up to 7:00 a.m. EDT on April 15, 2020, and follow the instructions provided on that site.

(2)	CALL 1-800-652-8683 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 15, 2020, and follow the instructions provided in the recorded message.

(3)	COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, no later than 7:00 a.m. EDT on April 15, 2020, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the Annual Meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate voting instruction card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

●	First, you may send a written notice to the Company’s transfer agent, Computershare at 462 South 4th Street, Suite 1600, Louisville, KY 40202, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 9:30 a.m. on April 17, 2020.

●	Second, you may complete and submit a new later-dated proxy by any of the methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

●	Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name”:

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

●	First, you may send a written notice to the Company’s transfer agent, Computershare, at 462 South 4th Street, Suite 1600, Louisville, KY 40202, stating that you would like to revoke your instructions to Wells Fargo Bank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 7:00 a.m. EDT on April 15, 2020, in order to revoke your prior instructions.

●	Second, you may submit new voting instructions under any one of the methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan”. The latest dated instructions actually received by Wells Fargo Bank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the Company (whether through the return of a proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted as follows:

●	“FOR” the election of all nominees for the Board of Directors,

●	“FOR” the approval, on an advisory basis, of the compensation of named executive officers, and

●	“FOR” the ratification of the appointment of Ernst & Young LLP as the registered independent public accounting firm for the 2020 fiscal year.

●	“AGAINST” the shareholder proposal regarding action by written consent.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

A properly executed proxy marked ABSTAIN will not be voted and will have no effect on the outcome of the vote. However, it may be counted to determine whether there is a quorum present at the Annual Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. “Non-routine” matters include the election of directors and the “Say on Pay” advisory vote.

A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

Confidential Voting

All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the distribution of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co. to aid in the solicitation of proxies. The Company expects the additional expense of D.F. King’s assistance to be approximately $12,000. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to deliver proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in delivering proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at http://www.edocumentview.com/SWK or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Householding

In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the Securities and Exchange Commission’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a copy of this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc., at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice Regarding the Availability of Proxy Materials, at one address and would like to request “householding” of their communications in future should contact their broker, call the Company’s proxy solicitor, D.F. King & Co., Inc., at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholder Proposals for the 2021 Annual Meeting

Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2021 Annual Meeting must be received by the Secretary not later than November 4, 2020 for inclusion in the Proxy Statement and form of proxy relating to such meeting.

A shareholder who otherwise intends to present business at the Company’s 2021 Annual Meeting must comply with the Company’s Bylaws, which state, among other things, that to properly bring business before an annual meeting, a shareholder must give notice to the Secretary in proper written form, subject to certain exceptions, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Proxy Statement was first distributed relating to the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal for the 2021 Annual Meeting, submitted other than pursuant to Rule 14a-8, and other than with respect to director nominees through proxy access as described below, will not be timely if received by the Secretary before November 4, 2020 or after December 4, 2020.

The Company’s Bylaws include proxy access provisions that permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Under these provisions, a required notice must be received at the Company’s principal executive offices, subject to certain exceptions, at least 120 days but no more than 150 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting. Thus, a notice with respect to proxy access for the 2021 Annual Meeting will not be timely if received at the Company’s principal executive offices before October 5, 2020 or after November 4, 2020.

Questions

If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., Attention: Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

Janet M. Link
Secretary

Appendix A

RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN THIS PROXY STATEMENT
ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

Year-to-Date 2019
GAAP Diluted EPS	Acquisition-Related Charges & Other[1]	Adjusted Diluted EPS[4]
$6.35	$2.05	$8.40

[1]	Acquisition-Related Charges & Other relates primarily to restructuring, deal and integration costs, charges related to the extinguishment of debt, Security business transformation, margin resiliency initiatives, and a gain on a sale of a business.

Year-to-Date 2018
GAAP Diluted EPS	Acquisition-Related Charges & Other[2]	Adjusted Diluted EPS[4]
$3.99	$4.16	$8.15

[2]	Acquisition-Related Charges and Other relates primarily to inventory step-up, integration and consulting costs, a non-cash fair value adjustment, an environmental remediation settlement, a cost reduction program, an incremental freight charge related to a service provider’s bankruptcy, and tax charges related to the enactment of new U.S. tax legislation.

Year-to-Date 2017
GAAP Diluted EPS	Acquisition-Related Charges & Other[3]	Adjusted Diluted EPS[4]
$8.05	$(0.59)	$7.46

[3]	Acquisition-Related Charges & Other relates primarily to inventory step-up, integration and consulting costs, gains or losses on sales of businesses, and a net tax charge related to recently enacted U.S. tax legislation.

[4]	The adjusted diluted EPS for 2019, 2018 and 2017, as reconciled to GAAP diluted EPS above, is considered relevant to aid analysis of the Company’s earnings results aside from the material impact of the acquisition-related and other charges.

Adjusted diluted EPS is a non-GAAP measure of financial performance that excludes acquisition-related and other charges as described above. The Company believes adjusted diluted EPS is relevant to aid analysis of the Company’s earnings results aside from the material impact of the acquisition-related and other charges.

Directions to the Annual Meeting of Shareholders of Stanley Black & Decker, Inc.

JOHN F. LUNDGREN CENTER FOR LEARNING AND DEVELOPMENT
1000 Stanley Drive
New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY, WATERBURY VIA I-84 EAST:	FROM MASSACHUSETTS OR BRADLEY AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at first stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain View Corporate Park (Stanley Drive). Right into entrance, follow driveway to the John F. Lundgren Center for Learning and Development.	Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at second stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain View Corporate Park (Stanley Drive). Right into entrance, follow driveway to the John F. Lundgren Center for Learning and Development.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 7:00 a.m., Eastern Daylight Time, on April 17, 2020.
Online Go to www.envisionreports.com/SWK or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SWK

Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR each nominee listed and FOR Proposals 2 and 3.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Andrea J. Ayers	☐	☐	☐	02 - George W. Buckley	☐	☐	☐	03 - Patrick D. Campbell	☐	☐	☐
	04 - Carlos M. Cardoso	☐	☐	☐	05 - Robert B. Coutts	☐	☐	☐	06 - Debra A. Crew	☐	☐	☐
	07 - Michael D. Hankin	☐	☐	☐	08 - James M. Loree	☐	☐	☐	09 - Dmitri L. Stockton	☐	☐	☐
	10 - Irving Tan	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2020 fiscal year.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain
4.	To consider a shareholder proposal regarding action by written consent, if properly presented.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 P C F
0375AD

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Stanley Black & Decker, Inc.
Proxy for Annual Meeting of Shareholders

April 17, 2020

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) George W. Buckley, Carlos M. Cardoso and James M. Loree or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 17, 2020 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 - 3, AGAINST ITEM 4 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

(Items to be voted appear on reverse side.)
C	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 7:00 a.m., Eastern Daylight Time, on April 15, 2020.
Online Go to www.envisionreports.com/SWK or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SWK

Annual Meeting Proxy Voting Direction Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR each nominee listed and FOR Proposals 2 and 3.
Confidentiality: your instructions to the trustee on how to vote the shares allocated to you under the Stanley Black & Decker Retirement Account Plan will be kept confidential.
I hereby instruct Wells Fargo Bank, N.A., as trustee of the Stanley Black & Decker Retirement Account Plan, to vote the shares allocated to my account under that Plan as follows:
1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Andrea J. Ayers	☐	☐	☐	02 - George W. Buckley	☐	☐	☐	03 - Patrick D. Campbell	☐	☐	☐
	04 - Carlos M. Cardoso	☐	☐	☐	05 - Robert B. Coutts	☐	☐	☐	06 - Debra A. Crew	☐	☐	☐
	07 - Michael D. Hankin	☐	☐	☐	08 - James M. Loree	☐	☐	☐	09 - Dmitri L. Stockton	☐	☐	☐
	10 - Irving Tan	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2020 fiscal year.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain
4.	To consider a shareholder proposal regarding action by written consent, if properly presented.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 P C F
0375FC

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Stanley Black & Decker, Inc.
Proxy for Annual Meeting of Shareholders

April 17, 2020

Solicited on behalf of the Board of Directors

This constitutes your instruction to Wells Fargo Bank, N.A., as Trustee under the Stanley Black & Decker Retirement Account Plan to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions at the annual meeting of shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 17, 2020 at 9:30 a.m. and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 17, 2020: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE at www.edocumentview.com/SWK.

(Items to be voted appear on reverse side)

C	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR each nominee listed and FOR Proposals 2 and 3.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Andrea J. Ayers	☐	☐	☐	02 - George W. Buckley	☐	☐	☐	03 - Patrick D. Campbell	☐	☐	☐
	04 - Carlos M. Cardoso	☐	☐	☐	05 - Robert B. Coutts	☐	☐	☐	06 - Debra A. Crew	☐	☐	☐
	07 - Michael D. Hankin	☐	☐	☐	08 - James M. Loree	☐	☐	☐	09 - Dmitri L. Stockton	☐	☐	☐
	10 - Irving Tan	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2020 fiscal year.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain
4.	To consider a shareholder proposal regarding action by written consent, if properly presented.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X
0375BD

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stanley Black & Decker, Inc.
Proxy for Annual Meeting of Shareholders

April 17, 2020

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) George W. Buckley, Carlos M. Cardoso and James M. Loree or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 17, 2020 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 - 3, AGAINST ITEM 4 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)